The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Nos. 333-275203 and 333-275203-01
Subject to completion, dated March 20, 2024
Preliminary Prospectus Supplement
(To Prospectus Dated March 18, 2024)
Equinix Europe 2 Financing Corporation LLC
€        % Senior Notes due 20
Unconditionally Guaranteed by Equinix, Inc.

Equinix Europe 2 Financing Corporation LLC (the “Issuer”), an indirect, wholly-owned subsidiary of Equinix, Inc., is offering €       aggregate principal amount of      % Senior Notes due 20   (the “notes”). Interest will accrue on the notes from            , 2024 and will be payable annually on             of each year, commencing          . The Issuer may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption,” which include accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. Depending on when such notes are redeemed, a make-whole premium may or may not be payable in respect of any such redemptions.

The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc., a Delaware corporation.
The notes will be the Issuer’s unsecured senior obligations and will rank equal in right of payment to all of the Issuer’s existing and future unsecured and unsubordinated indebtedness and structurally subordinated to all of the liabilities of the Issuer’s subsidiaries, if any. In addition, Equinix, Inc.’s obligations under the guarantee will rank equally with all of its other unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the existing and future secured indebtedness of Equinix, Inc. and structurally subordinated to all of the indebtedness and liabilities of other subsidiaries of Equinix, Inc. Upon a change of control triggering event, the Issuer will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.
The Issuer intends to apply to list the notes on the Nasdaq Bond Exchange. The Issuer expects trading in the notes on the Nasdaq Bond Exchange to begin within 30 days after their original issue date. Currently, there is no public market for the notes.
We estimate that the net proceeds from the sale of the notes offered hereby, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately €      .We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more Eligible Green Projects (as defined in “Use of Proceeds”). Pending full allocation of an amount equal to the net proceeds of the offering of the notes, the net proceeds may be used in accordance with our general treasury policy and be held in cash, cash equivalents and/or U.S. government securities or used to repay existing borrowings. We will not knowingly invest any unallocated proceeds in securities related to fossil fuels. Payment of principal and interest on the notes will be made from our general account and not be linked to the performance of the Eligible Green Projects.
An amount equal to the net proceeds from the sale of the notes may be allocated to a single Eligible Green Project or any combination of Eligible Green Projects, and no assurances can be provided that any particular amount will be allocated to fund any particular category of Eligible Green Projects.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, as well as the risks described in “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per 20 Note	Total
Public offering price(1)	%	€
Underwriting discounts	%	€
Proceeds, before expenses, to Equinix(1)	%	€

(1)
Plus accrued and unpaid interest, if any, from           , 2024.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The notes will be issued in the form of one or more global notes in registered form. On the closing date of this offering, the global notes will be deposited and registered in the name of a nominee of a common depositary for Euroclear S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream Banking”).
The Issuer expects to deliver the notes to purchasers on or about        , 2024, only in book-entry form through Euroclear and Clearstream Banking, which is the sixth business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+6”). Purchasers of the notes should note that trading of the notes may be affected by this settlement date.

Joint Book-Running Managers
Barclays	BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC	HSBC	J.P. Morgan

The date of this prospectus supplement is March   , 2024.

Prospectus Supplement
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes offered hereby, and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, the information contained in this prospectus supplement shall control.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed with the SEC later.
We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the date of the accompanying prospectus or the applicable incorporated document, regardless of the time of delivery of such document. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus in making your investment decision.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the notes under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor. See “Underwriting.”
The Issuer reserves the right to withdraw this offering at any time. The Issuer and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may include stabilization and the purchase of notes to cover short positions. For a description of these activities, see “Underwriting” in this prospectus supplement.
Equinix Europe 2 Financing Corporation LLC is an indirect, wholly-owned finance subsidiary of Equinix, Inc. with its registered office at Brandywine Plaza, 1521 Concord Pike, Suite 201, Wilmington, New

Castle County, DE 19803. Unless otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement and the accompanying prospectus to:
•
“Equinix,” “us,” “we,” “our” and similar terms mean Equinix, Inc., a Delaware corporation, and its consolidated subsidiaries, including Equinix Europe 2 Financing Corporation LLC, unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc. or Equinix Europe 2 Financing Corporation LLC;

•
“the Issuer” or “Equinix Europe 2 Finco” means Equinix Europe 2 Financing Corporation LLC, a Delaware limited liability company; and

•
“the Guarantor” means Equinix, Inc.

References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.
Unless otherwise specified, the euro / U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0857, as of noon, New York City time on March 19, 2024, on the Bloomberg page “BFIX.”
Prohibition of sales to EEA retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
MiFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of any notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Prohibition of sales to United Kingdom retail investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of

Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive , where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, in the UK, this document is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
UK MIFIR product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturers’ target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the payment of a quarterly dividend to Equinix, Inc.’s common stockholders; our intent to allocate an amount equal to the net proceeds from the offering of the notes to finance, or refinance, a portfolio of Eligible Green Projects; our long-term sustainability goals; and similar statements that are not historical facts.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based on information available to us as of the date of such statements and we assume no obligation to update any such forward-looking statements.

SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, and the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our notes.
Overview
Equinix is the world’s digital infrastructure company™. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage. Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa regions, interconnection solutions, digital offerings, unique business and digital ecosystems and expert consulting and support.
Our interconnected data centers around the world allow our customers to bring together and interconnect the infrastructure they need to fast-track their digital advantage. With Equinix, they can scale with agility, speed the launch of digital offerings, deliver world-class experiences and multiply their value. We enable them to differentiate by distributing infrastructure and removing the distance between clouds, users and applications in order to reduce latency and deliver a superior customer, partner and employee experience. The Equinix global platform, and the quality of our IBX and xScale data centers, interconnection offerings and edge solutions, have enabled us to establish a critical mass of customers. As more customers choose Platform Equinix for bandwidth cost and performance reasons, it benefits their suppliers and business partners to colocate in the same data centers and connect directly with each other. This adjacency creates a network effect that attracts new customers, continuously enhances our existing customers’ value and enables them to capture further economic and performance benefits from our offerings.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Recent Developments
Quarterly Dividend
On February 14, 2024, we declared a quarterly cash dividend of $4.26 per share, which is payable on March 20, 2024 to our common stockholders of record as of the close of business on February 28, 2024.
Equinix Information
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes offered hereby, see “Description of Notes” in this prospectus supplement and the section titled “Description of Debt Securities” in the accompanying prospectus.
Issuer
Equinix Europe 2 Financing Corporation LLC, a Delaware limited liability company.
Guarantor
Equinix, Inc., a Delaware corporation.
Notes Offered
€      aggregate principal amount of    % Senior Notes due 20  .
Maturity Dates
          , 20   .
Interest
The notes will bear interest from            , 2024 at the rate of    % per annum.
Interest Payment Dates
          of each year, beginning on           .
Ranking
The notes will be the Issuer’s general senior obligations. Your right to payment under these notes will be:
•
effectively subordinated to all of the Issuer’s existing and future secured indebtedness;

•
structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of any of the Issuer’s subsidiaries, if any;

•
equal in right of payment to all of the Issuer’s existing and future senior indebtedness; and

•
senior in right of payment to any of the Issuer’s existing and future subordinated indebtedness.

As of March 20, 2024, the Issuer had no subsidiaries and no outstanding indebtedness.
Guarantee
The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantee will be:
•
effectively subordinated to all of Equinix, Inc.’s existing and future secured indebtedness;

•
structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of other subsidiaries of Equinix, Inc.;

•
equal in right of payment to any of Equinix, Inc.’s existing and future senior indebtedness; and

•
senior in right of payment to any of Equinix, Inc’s existing and future subordinated indebtedness.

As of December 31, 2023, after giving effect to this offering:
•
Equinix, Inc. would have had total consolidated indebtedness of approximately $      , approximately $27.4 million of which would have represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities.

•
if Equinix, Inc. borrowed all of the approximately $3.9 billion available under its revolving credit facility, $3.9 billion of such borrowings would have been unsecured indebtedness; and

•
the subsidiaries of Equinix, Inc. would have had approximately $      of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with U.S. generally accepted accounting principles, or GAAP), which includes $2.0 billion of finance lease liabilities, all of which would have been structurally senior to the guarantee.

Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes”), unless the Issuer has previously exercised the optional redemption right with respect to the notes in whole, the Issuer will be required to offer to repurchase the notes at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”
Optional Redemption
The Issuer may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes—Optional Redemption” with respect to such notes, which include accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. Depending on when such notes are redeemed, a make-whole premium may or may not be payable in respect of any such redemptions.
Redemption upon a Tax Event
The Issuer may redeem the notes, in whole but not in part, at its option, at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders and the Trustee at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (“Tax Event Redemption Date”) and all Additional Amounts (as defined in “Description of Notes”) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise, subject to the conditions discussed under “Description of Notes—Redemption upon a Tax Event” with respect to such notes.
Future Issuances
The Issuer may issue additional notes with identical terms (except that such additional notes will have different issuance dates and may have different issuance prices and a different amount of interest payable on the first interest payment date), provided that any such issuance is not prohibited by the terms of the indenture. Any such additional notes shall be consolidated and form a single series with the notes offered hereby; provided that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes shall have one or more separate ISIN or Common Code numbers. See “Description of the Notes—Principal, Maturity and Interest” in this prospectus supplement.

Use of Proceeds
We estimate that the net proceeds from the sale of the notes offered hereby, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately €      . We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more Eligible Green Projects (as defined in “Use of Proceeds”). Pending full allocation of an amount equal to the net proceeds of the offering of the notes, the net proceeds may be used in accordance with our general treasury policy and be held in cash, cash equivalents and/or U.S. government securities or used to repay existing borrowings. We will not knowingly invest any unallocated proceeds in securities related to fossil fuels. Payment of principal and interest on the notes will be made from our general account and not be linked to the performance of the Eligible Green Projects.
Form and Denomination
The notes will be issued only in registered form. The notes will initially be issued in minimum denominations of €100,000 and multiples of €1,000 in excess thereof. The notes initially sold by the underwriters will be represented by one or more permanent global notes in fully registered form, deposited with a common depositary for Euroclear and Clearstream Banking and registered in the name of a nominee for the common depositary.
Ownership of interests in the global notes, referred to as “book entry interests”, will be limited to persons that have accounts with Euroclear or Clearstream Banking or persons that may hold interests through them. Book entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book entry form by Euroclear and Clearstream Banking and their participants. See “Description of Notes—Book-Entry System and Form of Notes.”
Nasdaq Bond Exchange
The Issuer intends to apply to list the notes on the Nasdaq Bond Exchange. We expect trading in the notes on the Nasdaq Bond Exchange to begin within 30 days after the original issue date.
Governing Law
The notes and the indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.
Trustee
U.S. Bank Trust Company, National Association.
No Prior Market
The notes will be a new issue of securities for which there is no existing market. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the notes will develop or be maintained.

Risk Factors
Investing in the notes involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our most recent Annual Report on Form 10-K and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in any of the notes offered hereby.
Paying Agent
Elavon Financial Services DAC, UK Branch

Summary Consolidated Financial Data
The following tables summarize our consolidated financial data for the periods presented. You should read this summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. The consolidated statement of operations data and consolidated statement of cash flow data for the years ended December 31, 2021, 2022 and 2023 and the consolidated balance sheet data as of December 31, 2023 were derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.
	Years Ended December 31,
	2021	2022	2023
	(in thousands)
Consolidated Statement of Operations Data:
Revenues	$6,635,537	$7,263,105	$8,188,136
Costs and operating expenses:
Cost of revenues	3,472,422	3,751,501	4,227,658
Sales and marketing	741,232	786,560	855,796
General and administrative	1,301,797	1,498,701	1,654,042
Transaction costs	22,769	21,839	12,412
(Gain) loss on asset sales	(10,845)	3,976	(5,046)
Total costs and operating expenses	5,527,375	6,062,577	6,744,862
Income from operations	1,108,162	1,200,528	1,443,274
Interest income	2,644	36,268	94,227
Interest expense	(336,082)	(356,337)	(402,022)
Other expense	(50,647)	(51,417)	(11,214)
Gain (loss) on debt extinguishment	(115,125)	327	(35)
Income before income taxes	608,952	829,369	1,124,230
Income tax expense	(109,224)	(124,792)	(155,250)
Net income	499,728	704,577	968,980
Net (income) loss attributable to non-controlling interests	463	(232)	198
Net income attributable to common stockholders	$500,191	$704,345	$969,178
Consolidated Statement of Cash Flow Data:
Net cash provided by operating activities	$2,547,206	$2,963,182	$3,216,595
Net cash used in investing activities	(3,006,738)	(3,362,953)	(3,224,364)
Net cash provided by financing activities	413,765	856,766	211,446
Other Financial Data (non-GAAP)(1):
Adjusted EBITDA	3,144,384	3,369,700	3,701,841

As of December 31, 2023
(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,095,712
Accounts receivable, net of allowance of $17,176	1,003,792
Property, plant and equipment, net	18,600,833
Total assets	32,650,724
Current portion of operating lease liabilities	130,745
Current portion of finance lease liabilities	138,657
Current portion of mortgage and loans payable	7,705
Current portion of senior notes	998,580
Operating lease liabilities, less current portion	1,331,333
Finance lease liabilities, less current portion	2,122,484
Mortgage and loans payable, less current portion	663,263
Senior notes, less current portion	12,062,346
Total debt(2)	15,993,035
Total liabilities	20,137,225
Total stockholders’ equity	12,488,499

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement.

(2)
Total debt includes senior notes, mortgage and loans payable (in each case, net of unamortized debt discount and debt issuance cost) and finance lease liabilities.

We have presented Adjusted EBITDA, which is a non-GAAP financial measure, to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. We believe that the inclusion of Adjusted EBITDA provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and ability to perform in subsequent periods, although it is not a substitute for our financial statements prepared in accordance with GAAP which we urge you to consider. Investors should note that Adjusted EBITDA used by us may not be calculated in the same manner as similarly titled financial measures of other companies. Investors should therefore exercise caution when comparing Adjusted EBITDA used by us to similarly titled financial measures of other companies.
We define Adjusted EBITDA as net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. The following table presents a reconciliation of income from operations, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	Years Ended December 31,
	2021	2022	2023
	(In thousands)
Net income	$499,728	$704,577	$968,980
Income tax expense	109,224	124,792	155,250
Interest income	(2,644)	(36,268)	(94,227)
Interest expense	336,082	356,337	402,022
Other expense	50,647	51,417	11,214
(Gain) loss on debt extinguishment	115,125	(327)	35
Depreciation, amortization, and accretion expense	1,660,524	1,739,374	1,843,665
Stock-based compensation expense	363,774	403,983	407,536
Transaction costs	22,769	21,839	12,412
(Gain) loss on asset sales	(10,845)	3,976	(5,046)
Adjusted EBITDA	$3,144,384	$3,369,700	$3,701,841

RISK FACTORS
An investment in the notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Additional Risks Related to the Notes
Equinix Europe 2 Financing Corporation LLC is a finance subsidiary with no operations other than financing activities and will depend on Equinix, Inc. and its subsidiaries for funds to meet its obligations under the notes.
Equinix Europe 2 Financing Corporation LLC is an indirect, wholly-owned finance subsidiary of Equinix, Inc. The Issuer conducts no independent operations and has no operating assets other than as related to the issuance, administration, repayment and hedging of any debt securities that the Issuer may issue in the future and that will be fully and unconditionally guaranteed by Equinix, Inc. As such, the Issuer’s sole activity is to borrow funds and lend those funds to Equinix, Inc. and its other subsidiaries, which loans will be reflected as intercompany receivables. The Issuer’s ability to pay interest and repay principal in respect of its indebtedness, including the notes, depends upon the receipt of payments from Equinix, Inc. and its other subsidiaries. Therefore, investors should primarily consider the financial condition and liquidity of Equinix, Inc. and its other subsidiaries rather than that of the Issuer.
Equinix, Inc. depends in large part on the cash flow from its subsidiaries and if Equinix, Inc. does not receive sufficient funds from its other subsidiaries, it may not be able to make payments to the Issuer or to meet its obligations under the guarantee of the notes.
Equinix, Inc.’s subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or to provide the Issuer with funds for the Issuer’s payment obligations. Substantially all of our operations are conducted through our subsidiaries and we derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, Equinix, Inc.’s cash flow and ability to service its indebtedness, including the intercompany payables to Equinix Europe 2 Financing Corporation LLC or any obligations under the guarantee of the notes, depends in large part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to Equinix, Inc. by its subsidiaries. Payments to Equinix, Inc. by its subsidiaries also will be contingent upon their earnings and their business considerations. In addition, the ability of Equinix, Inc.’s subsidiaries to make any dividend, distribution, loan or other payment to Equinix, Inc. could be subject to statutory or contractual restrictions. Because Equinix, Inc. depends in large part on the cash flow of its subsidiaries to meet its obligations, these types of restrictions may impair Equinix, Inc.’s ability to make payments to the Issuer who may be unable to make scheduled interest and principal payments on the notes and may also impair Equinix, Inc.’s ability to meet its obligations under the guarantee of the notes. Equinix, Inc.’s subsidiaries held approximately 92% of our consolidated assets as of December 31, 2023.
Neither the notes nor the guarantee is secured and will be effectively subordinated to any of the Issuer’s or Equinix, Inc.’s existing or future secured indebtedness.
The notes will be the Issuer’s general unsecured senior obligations, ranking equal in right of payment with the Issuer’s existing and any future unsubordinated indebtedness. In addition, Equinix, Inc.’s obligations under the guarantee will rank equally with all of its other unsecured and unsubordinated indebtedness. Because neither the notes nor the guarantee is secured, they will be effectively junior to any of the Issuer’s or Equinix, Inc.’s existing or future secured indebtedness to the extent of the value of the assets securing such debt, respectively. As of December 31, 2023, Equinix, Inc. had approximately $16.0 billion of consolidated indebtedness, which included finance lease liabilities, mortgage and loans payable and senior notes, of which approximately $27.4 million was secured debt. As of December 31, 2023, after giving effect to this offering, we would have had total consolidated indebtedness of approximately $      , approximately $27.4 million of which would have represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities.

In addition, the indenture and supplemental indenture governing the notes will permit the Issuer, Equinix, Inc. and their subsidiaries to incur significant amounts of additional indebtedness, including secured indebtedness. In the event that we are declared bankrupt, become insolvent or liquidate or reorganize, our assets that serve as collateral under any such secured indebtedness would be made available to satisfy the obligations under the secured indebtedness before those assets may be used to satisfy our obligations with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.
The guarantee and the ability of Equinix, Inc. to make payments on the intercompany payables to the Issuer are effectively subordinated to all of the liabilities of other subsidiaries of Equinix, Inc.
The guarantee and the ability of Equinix, Inc. to make payments on the intercompany payables to the Issuer will be structurally subordinated to all of the liabilities of other subsidiaries of Equinix, Inc., which may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. In the event of a bankruptcy, liquidation or reorganization of any of Equinix, Inc.’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to Equinix, Inc. As of December 31, 2023, after giving effect to this offering, Equinix, Inc.’s subsidiaries would have had $      of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP), which includes $2.0 billion of finance lease liabilities, all of which would be structurally senior to the guarantee.
The guarantee of the notes by Equinix, Inc. could be voided.
Equinix, Inc.’s obligations under its guarantee of the notes may be subject to review under state or federal fraudulent transfer laws in the event of Equinix, Inc.’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Equinix, Inc., such as a trustee in bankruptcy, if a court were to find that, when Equinix, Inc. entered into the guarantee, it received less than fair consideration or reasonably equivalent value for the guarantee and either:
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was insolvent;

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was rendered insolvent;

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was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

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intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

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entered into the guarantee with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantee and Equinix, Inc.’s obligations under the guarantee and direct the return of any amounts paid under the guarantee to Equinix, Inc. or to a fund for the benefit of its creditors. Furthermore, to the extent that Equinix, Inc.’s obligations under the guarantee of the notes exceed the actual benefit that it receives from the issuance of the notes, Equinix, Inc. may be deemed not to have received fair consideration or reasonably equivalent value from the guarantee. As a result, the guarantee and Equinix, Inc.’s obligations under the guarantee may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.
Our debt agreements allow us and our subsidiaries to incur significantly more debt, which could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
The terms of our debt instruments, including the indenture and supplemental indenture governing the notes offered hereby and the agreement governing Equinix, Inc.’s revolving credit facility, permit the Issuer,

Equinix, Inc. and their subsidiaries to incur additional indebtedness. Additional debt may be necessary for many reasons, including to adequately respond to competition, to comply with regulatory requirements related to our service obligations or for financial reasons alone. Incremental borrowings or borrowings at maturity on terms that impose additional financial risks to our various efforts to improve our operating results and financial condition could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
As of December 31, 2023, Equinix, Inc. had approximately $3.9 billion of additional liquidity available to it from its $4.0 billion revolving credit facility, subject to its compliance with the financial covenants and other conditions precedent set forth in the credit agreement relating to such facility.
Equinix, Inc.’s revolving credit facility and other existing debt instruments have restrictive covenants that could limit its financial flexibility.
The indentures relating to certain of Equinix, Inc.’s existing senior notes and the agreement governing Equinix, Inc.’s revolving credit facility contain financial and other restrictive covenants that limit its ability to engage in activities that may be in its long-term best interests.
Equinix, Inc.’s ability to borrow under Equinix, Inc.’s revolving credit facility is subject to compliance with certain financial covenants, including leverage and interest coverage ratios. Equinix, Inc.’s revolving credit facility and term loan facility include other restrictions that, among other things: limit its ability to incur indebtedness; grant liens; engage in mergers, consolidations and liquidations; make asset dispositions, restricted payments and investments; enter into transactions with affiliates; and amend, modify or prepay certain indebtedness. The indentures related to certain of Equinix, Inc.’s existing senior notes contain limitations on its ability to effect mergers and change of control events, as well as limitations on certain liens and the entry into certain sale and leaseback transactions. In addition, the indentures related to certain of Equinix, Inc.’s existing senior notes contain other limitations that would become effective in the event of a downgrade in the rating of such notes below certain levels by one or more credit rating agencies, including:
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limitations on the declaration and payment of dividends or other restricted payments;

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limitations on incurring additional indebtedness or issuing preferred stock;

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limitations on incurring restrictions on the ability of certain of Equinix, Inc.’s subsidiaries to pay dividends or other payments;

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limitations on transactions with affiliates; and

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limitations on the sale of assets.

Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.
The indenture and supplemental indenture relating to the notes offered hereby will not contain many of the limitations described above that are applicable to Equinix, Inc.’s other indebtedness.
The limited covenants in the indenture and the supplemental indenture governing the notes offered hereby and the terms of the notes will not provide protection against some types of corporate events and may not protect your investment.
The indenture and supplemental indenture governing the notes offered hereby will not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes and the guarantee;

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limit the Issuer or Equinix, Inc.’s ability to incur unsecured indebtedness that is equal in right of payment to the notes and the guarantee;

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restrict the Issuer or Equinix, Inc.’s ability to repurchase or prepay its securities;

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restrict the Issuer’s ability to make investments or to repurchase or pay dividends or other distributions or make other payments in respect of limited liability company interest in the Issuer or other securities ranking junior to the notes;

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restrict Equinix, Inc.’s ability to make investments or to repurchase or pay dividends or other distributions or make other payments in respect of our common stock or other securities ranking junior to the guarantee; or

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restrict the Issuer or Equinix, Inc.’s ability to enter into highly leveraged transactions.

In addition, the limitation on liens and limitation on sale and leaseback transactions covenants contained therein with respect to property held by Equinix, Inc. or its restricted subsidiaries contain exceptions that will allow us to create, grant or incur liens or security interests, and to enter into sale and leaseback transactions, in a number of circumstances.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the supplemental indenture governing the notes offered hereby and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
We may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes—Change of Control Triggering Event”), the Issuer will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes—Change of Control Triggering Event.”
If a Change of Control Triggering Event occurs, the Issuer may not have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the supplemental indenture governing the notes would result in a default under the indenture, which could result in defaults under Equinix, Inc.’s and its subsidiaries’ other debt agreements and have material adverse consequences for us and the holders of the notes.
Moreover, if holders of the notes elect to have their notes repurchased by the Issuer (or holders of the Issuer’s other existing and future debt securities elect to have their debt securities repurchased by the Issuer), it could cause a default under the Issuer’s existing or future debt, even if the Change of Control Triggering Event itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on the Issuer.
The provisions in the indenture and the supplemental indenture governing the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.
While the indenture, supplemental indenture and the notes offered hereby contain terms intended to provide protections to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. The provisions in the indenture and the supplemental indenture governing the notes offered hereby relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control repurchase event in the indenture to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days by a downgrade in the rating of the notes below certain levels by at least two ratings agencies. Except as described under “Description of Notes—Change of Control Triggering Event”, the indenture will not contain provisions that permit the holders of the notes to require the Issuer to repurchase the notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control repurchase event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the Guarantor’s assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require the Issuer to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of the Guarantor’s assets to another individual, group or entity may be uncertain.
An active trading market for the notes may not develop or be maintained; many factors affect the trading market and value of the notes.
The notes are new issues of securities with no trading history or established trading market. Although the Issuer expects the notes to be listed for trading on the Nasdaq Bond Exchange, no assurance can be given that the notes will become or remain listed, that a trading market for the notes will develop or of the price at which investors may be able to sell the notes, if at all. In addition, the Issuer will have no obligations to maintain and may terminate any listing of the notes on the Nasdaq Bond Exchange without the consent of the holders of the notes. The underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice, in their sole discretion. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.
The market valuation of the notes may be exposed to substantial volatility.
A real or perceived economic downturn or higher interest rates could cause a decline in the value of the notes, and of debt securities generally, and thereby negatively impact the market for debt securities, and more specifically, the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, the entire bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding debt securities generally. This risk is exacerbated by general market volatility, which has been characteristic of global financial markets in recent periods, and ongoing macroeconomic uncertainty.
Our credit ratings may not reflect all of the risks of an investment in the notes.
The credit ratings on the notes may not reflect the potential impact of all of the risks related to structure and other factors on the value of the notes. In addition, actual or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating credit risk, and therefore ratings should be evaluated independently for each rating agency.
Redemption may adversely affect your return on the notes.
The Issuer has the right to redeem some or all of the notes prior to maturity. The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.
There is no legal, regulatory or market definition of, or standardized criteria for, what constitutes a “green,” “environmental,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by us or third parties with respect to the notes may not be suitable for the investment criteria of an investor.
There is no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “environmental,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “environmental,” “social,” “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any Eligible Green Projects selected to receive an allocation of funds in an amount equal to the net proceeds from the offering of the notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social or other impacts will not occur during the implementation of any Eligible Green Projects funded in whole or in part by the net proceeds from the offering of the notes.
We intend to allocate an amount equal to the net proceeds from the offering of the notes to finance or refinance one or more existing or new Eligible Green Projects, but no assurance can be given that any such Eligible Green Projects will be successfully implemented or will be capable of being implemented in accordance with any timing schedule, or that such Eligible Green Projects will be completed within any specified period or at all or with the results or outcome (whether or not related to the environment) as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds from the offering of the notes and there can be no assurance that funds in an amount equal to such net proceeds will be totally or partially disbursed for any such Eligible Green Projects. None of the underwriters for this offering or the trustee are responsible for assessing or verifying whether or not the Eligible Green Projects to which we allocate such funds meet the criteria described in “Use of Proceeds” or for the monitoring of the use of such funds generally. Neither the terms of the notes nor the indenture governing the notes require us to use such funds as described under “Use of Proceeds” or to satisfy the tracking, reporting and other undertakings described thereunder. Any failure by us to comply with the anticipated use of such funds or such undertakings will not constitute a breach of or a default under the notes or the indenture governing the notes, and holders of the notes will have no remedies under such indenture for any such failure.
Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of such net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. In particular, no assurance is given by us, any underwriter, or the trustee that the use of an amount equal to such net proceeds to fund any Eligible Green Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Green Projects. Any failure by us to allocate an amount equal to the net proceeds from the offering of the notes to one or more Eligible Green Projects or the failure of those investments or financings to satisfy investor expectations or requirements could materially and adversely affect the trading price of the notes.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us), including the Second-Party Opinion delivered to us by an outside consultant we retained with recognized expertise in environmental, social and governance research and analysis and, in particular, with respect to whether any Eligible Green Projects fulfill any green, environmental, social, sustainability or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, the trustee or any other person to buy, sell or hold the notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification or the information contained therein or the provider of such opinion or certification for the purpose of any investment in the notes. As of the date of this prospectus supplement, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may materially and adversely affect the trading price of the notes or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

The notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market, and any such potential listing or admission may not be indicative that the notes will be suitable for the investment criteria of an investor.
While there are no plans for, and no assurance can be given with respect to, any such listing or admission, in the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by us, any underwriter, the trustee or any other person:
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that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Green Projects (and it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another); or

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that any such listing or admission to trading will be maintained during the life of the notes.

In the event that the notes are listed on any such exchange or securities market, any change to the listing or admission status of the notes, including but not limited to if the notes are no longer being listed or admitted to trading on any stock exchange or securities market, may materially and adversely affect the trading price of the notes or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.
The trading price of the notes may be negatively affected to the extent that perception by investors of the suitability of the notes as “green” bonds deteriorates or demand for sustainability-themed investment products diminishes.
Perception by investors of the suitability of the notes as “green” bonds could be negatively affected by dissatisfaction with our compliance with the framework for determining Eligible Green Projects described under “Use of Proceeds,” controversies involving the environmental or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or any opinion or certification as to the suitability of the notes as “green” bonds no longer being in effect. Additionally, the Eligible Green Projects to which we intend to allocate amounts relating to the offering of the notes have complex direct or indirect environmental or sustainability impacts, and adverse environmental impacts may occur during the design, construction and operation of such Eligible Green Projects. Such Eligible Green Projects may become controversial or criticized by activist groups or other stakeholders. None of the underwriters, the trustee or any stock exchange, securities market segment or regulatory body makes any representation as to the suitability of the notes to meet or fulfill environmental or sustainability criteria, expectations, impact or performance required by prospective investors, any third-party reviewer or opinion provider, any stock exchange or securities market. The trading price of the notes may be negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investor or the market in general as to the suitability of this offering as “green” bonds. The trading price of the notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability or environmental, social or governance themed investing or for other reasons.
Holders of the notes will receive payments solely in euros subject to limited exceptions.
All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros, subject to certain limited exceptions. The Issuer, Equinix, Inc., the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the notes into U.S. dollars or any other currency.
Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.
The initial investors in the notes will be required to pay for the notes in euros. None of the Issuer, Equinix, Inc. or the underwriters will be obligated to assist the initial investors in obtaining euros or in converting other currencies into euros to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
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significant changes in rates of exchange between the euro and the investor’s home currency; and

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the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance.
The exchange rates of an investor’s home currency for euros and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euros at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euros and market perceptions concerning the instability of the euro could materially adversely affect the value of the notes.
If, as described under “Currency Conversion,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euros, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the supplemental indenture governing the notes. This exchange rate may be materially less favorable than the rate in effect at the time the notes were issued or as would be determined by applicable law. Such developments, or market perceptions concerning these and related issues, could materially adversely affect the value of the notes and you may lose a significant amount of your investment in the notes.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes as well as the guarantee will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes and the guarantee would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes or the guarantee in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
Trading in the clearing systems is subject to minimum denomination requirements.
The terms of the notes provide that the notes will be issued only with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.

CURRENCY CONVERSION
All payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us and so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
Investors will be subject to foreign exchange risks as to payments of principal and interest, including payments made upon any redemption of the notes, that may have important economic and tax consequences to them. See “Risk Factors.”
Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0857, as of noon, New York City time on March 19, 2024 on the Bloomberg page “BFIX.”

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered hereby, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately €      .
We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more Eligible Green Projects (as defined below).
Pending full allocation of an amount equal to the net proceeds of the offering of the notes, the net proceeds may be used in accordance with our general treasury policy and be held in cash, cash equivalents and/or U.S. government securities or used to repay existing borrowings. We will not knowingly invest any unallocated proceeds in securities related to fossil fuels. Payment of principal and interest on the notes will be made from our general account and not be linked to the performance of the Eligible Green Projects.
An amount equal to the net proceeds from the sale of the notes may be allocated to a single Eligible Green Project or any combination of Eligible Green Projects, and no assurances can be provided that any particular amount will be allocated to fund any particular category of Eligible Green Projects.
Our Green Finance Framework has been designed to guide future issuances of various types of financings by Equinix, Inc., as well as its directly and indirectly wholly owned subsidiaries. Transactions may include issuances or borrowings of senior unsecured notes (including the notes offered by this prospectus supplement), securitizations, loans, commercial paper, retail deposits, convertible notes or other issuances (each, a “Green Financing” and such instruments, “Green Financing Instruments”).
“Eligible Green Projects” are investments and expenditures made by us or any of our subsidiaries up to two years prior to the issuance of the notes and until three years following the issuance of the notes, in eligible “Green Projects” as defined in the Equinix, Inc. Green Finance Framework, which has been prepared with reference to the Green Bond Principles of June 2021 (with June 2022 Appendix 1) administered by the International Capital Market Association (“ICMA”), as well as the Green Loan Principles of February 2023, administered by the Asia Pacific Loan Market Association (“APLMA”), Loan Syndications & Trading Association (“LSTA”) and Loan Markets Association (“LMA”). We refer to these principles herein as the “Principles.” Under the Green Bond Principles, “Green Bonds” are deemed to be “any type of bond instrument where the proceeds will be exclusively applied to finance or re-finance in part or in full new and/or existing eligible Green Projects, and which are aligned with the four core components of the Green Bond Principles.” The four components of the Green Bond Principles are (1) use of proceeds, (2) process for project evaluation and selection, (3) management of proceeds and (4) reporting.
Our framework for determining Eligible Green Projects as well as the alignment to the Principles is on our website. We expect that each of our Eligible Green Projects will meet one or more of the following eligibility criteria, but any Eligible Green Project receiving an allocation of funds from the net proceeds from the offering of the notes may or may not include all of the example projects listed for the categories below:
Green Buildings:
1.
Expenditures related to the acquisition, design, construction and maintenance of data centers with a design average Power Usage Effectiveness (“PUE”). The PUE threshold used for eligibility will depend on the different scenarios:

a.
For the construction of new data centers:

i.
In the APAC and Latin America regions with a PUE ≤ 1.40

ii.
In EMEA and North America regions with a PUE ≤ 1.35

b.
For expenditures related to major refurbishments of existing data centers or repurposing of industrial centers that would lead to a data center with a PUE ≤ 1.40

c.
For acquisitions of data centers with a PUE ≤ 1.45

2.
Expenditures related to the design, construction and maintenance of buildings—data centers and offices—that have recently or are expected to achieve a LEED V4.1 Gold or greater certification or other equivalent local and regional certifications as applicable and outlined by Equinix’s Global Design & Construction procedures:
a.
LEED V4.1 (Gold, or Platinum)

b.
Green Globes (3 or 4 Globes)

c.
BREEAM (Excellent or Outstanding)

d.
SS 564 Singapore Green Data Center Standard

e.
BCA Green Mark (GoldPlus, or better)

f.
NABERS (4.5 stars or better)

g.
SITES Gold, Platinum

Renewable & Clean Energy:   Investments and expenditures for renewable & clean energy generation and procurement for Equinix operations or Equinix supplier operations.
1.
Eligible expenditures in renewable & clean energy may include the following:

a.
Installation of on-site or direct-wire solar

b.
Equity investments including tax equity investments

c.
Long-term (i.e., 7+ years) eligible PPAs or vPPAs for which the allocated amount is based on the net present value of expected expenditures over the life of each PPA, as of the time of contract execution

d.
Battery energy storage systems

2.
Other eligible expenditures include the costs of conversion of onsite backup generation to low-carbon fuels (hydrotreated vegetable oil)

Energy Efficiency:
1.
Expenditures and investments (including R&D) to increase the energy performance of new or existing Equinix sites. Examples of projects may include, but are not limited to:

a.
Taken together, the upgrades, retrofits or improvements projects that reduce energy losses or improve electrical or mechanical efficiencies, executed within any twelve-month period at a specific site that result in a 2% improvement in annual operational PUE of that site, when measured against the PUE of the preceding twelve-month period

b.
Installing innovative cooling systems (e.g. aquifer thermal energy storage systems or development and installation of liquid cooling infrastructure)

c.
Installing new cooling equipment to phase out substances that could have a negative impact on the environment including high global warming potential refrigerants with a GWP higher than 675

d.
Infrastructure for data center heat reuse and recovery systems

e.
Deploying optimization technologies, including sensors and controls for energy, temperature and humidity management, and employment of artificial intelligence or expert systems to optimize plant efficiency and improve plant maintenance

2.
Expenditures related to community heating and cooling schemes to increase the amount of co-benefits data centers can provide to local communities such as driving wider energy and carbon savings.

Resource Conservation:
1.
Expenditures and investments to implement sustainable water management projects at data centers:

a.
Taken together, the upgrades, retrofits, or improvements projects, that reduce water usage or improve Water Usage Effectiveness (“WUE”) within any twelve-month period at a specific site that result in a 5% improvement in annual operational WUE of that site, when measured against the WUE of the preceding twelve-month period

b.
Installing fixtures with water labels as follows: EPA WaterSense (all labeled products), AU/NZ WELS (4+ stars), Canada WaterSense, EU European Water (A or B score), Taiwan Water Saving Label (Gold label), China/HK WELS (Grade 1 and 2)

c.
Installing water meters or monitors

d.
Implementing water reuse (onsite via closed-loop systems or using municipal recycled water)

e.
Implementing technology to reduce reliance on water resources in water stressed regions (e.g. dry-cooling technology, programmable drip irrigation systems)

f.
Implementing strategies to minimize the reliance on hazardous chemical water treatment

g.
Implementing stormwater management practices based on the site’s ecosystem and climate zone

2.
Expenditures and investments on sustainable planning, design, environmental management and engineering practices that incorporate ecosystem services to improve the environmental performance of the building and site:

a.
Green infrastructure, low impact development, and nature-based solutions (i.e. green roofs, bioswales, and constructed wetlands)

b.
Bioengineering (i.e. preventing erosion by stabilizing slopes with vegetation)

c.
Biodiversity or environmental impact assessments for new builds and surrounding areas

Decarbonization Solutions:   Expenditures and investments with the primary objective to reduce Equinix’s Scope 3 GHG emissions.
1.
Expenditures related to quantifying the embodied carbon emissions in the construction or design stages, for example:

a.
Whole building lifecycle analysis (“WBLCA”) to quantify the carbon emissions associated with the built environment of a data center

2.
Expenditures and investments on initiatives supporting a circular economy, for example:

a.
E-waste (e.g., servers, electrical equipment and other electrical components) collection and repair/refurbishment programs and initiatives

b.
Evaluation of opportunities for onsite and offsite reuse of demolition and/or construction waste

3.
Expenditures associated with the evaluation and procurement of low-carbon goods, such as:

a.
Analytics and data services to evaluate WBLCA

b.
Goods that have a product carbon footprint below the industry average

c.
Goods that have product carbon footprint certifications such as an Environmental Product Declaration (“EPD”) or equivalent

d.
Goods that are designed with at least 50% remanufactured, refurbished or reconditioned materials or parts

e.
Goods with at least 75% recycled content (including recycled steel and aluminum)

f.
Low carbon cement or concrete products that are either (i) certified as ‘low carbon’ cement by an internationally recognized verifier (such as an EPD or equivalent), or (ii) use alternative supplementary cementitious materials (SCMs) such fly ash, limestone or slag or use a dry process kiln that materially (at least 20%) reduce the GHG emissions of the cement product, to be substantiated by technical details from the producer

Climate Change Adaptation:
1.
Expenditures and investments in the design, construction, upgrade and hardening of infrastructure in data centers to increase resilience and improve customer reliability and mitigate impacts resulting from climate change, such as severe weather events (e.g. droughts, fires, flooding, heat waves, hurricanes, typhoons and winter storms):

a.
Flood control systems/infrastructure for storm relief

b.
Advanced monitoring equipment

c.
Improving infrastructure resiliency in response to natural hazards

2.
Expenditures in research of solutions or vulnerability assessments to address climate risks

The examples of projects noted above are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us or any of our subsidiaries.
Process for Project Evaluation and Selection
Our Green Finance Committee, responsible for selection and evaluation of projects and investments against alignment with the Green Finance Framework, consists of representatives from our Sustainability Program Office and representatives from the Legal, Treasury and Investor Relations functions, as well as other parties nominated as subject matter experts, as applicable.
To oversee the selection process and mitigate environmental, social and governance risks, we will follow a two-step approach:
1.
Relevant business units and teams review potential investments and projects to ensure these are constructed and operated in accordance with applicable laws and regulations. The relevant business units are also responsible for the investments to be aligned with our internal policies and procedures, which include an assessment of environmental and social risks associated with the projects and investments under consideration and review of mitigants to possible negative social and/or environmental impacts.

2.
The Green Finance Committee will review potential investments and projects executed by relevant business units and local teams to ascertain whether the projects meet the eligibility requirements set forth in the Green Finance Framework. Specifically, the Committee will meet on an annual basis and be responsible for the following:

a.
Review of potential projects and investments against alignment to the criteria set forth in the eligible categories referenced above;

b.
Assessment of environmental and social risks associated with the projects and investments under consideration and review of internal processes to mitigate the possible negative social and/or environmental impacts of these projects;

c.
Review of the list of eligible projects selected previously for allocation and (i) in the event of a divestment, (ii) if a project no longer meets the eligibility criteria, or (iii) if a project is subject to material controversies that are not promptly remedied, and replacing projects that no longer meet the eligibility criteria, or are divested, the Green Finance Committee will endeavor, on a best-efforts basis, to reallocate the proceeds to a replacement Eligible Green Project as soon as practical;

d.
Review of our annual Green Financing Report and the post issuance external auditor report; and

e.
If relevant, updating the Green Finance Framework to reflect changes in regulations, strategy and/or market standards (such as relevant ICMA and LSTA principles).

In addition, where relevant and on a best-efforts basis, we will review eligible projects and compare EMEA-based investments to the EU Taxonomy Regulation and the EU Taxonomy Delegated Acts on Climate Change Mitigation and Adaptation adopted in June 2021 (the “EU Taxonomy”). If an eligible project aligns to the EU Taxonomy, the Green Financing Report will provide those additional details.
Management of Proceeds
We intend to maintain internal records detailing allocation of Green Financing Instruments to Eligible Green Projects. These projects are selected in accordance with the specified criteria and evaluation process described above, as well as the amount of net proceeds pending allocation.
We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, one or more Eligible Green Projects. Pending full allocation of an amount equal to the net proceeds of the offering of the notes, the net proceeds may be used in accordance with our general treasury policy and be held in cash, cash equivalents and/or U.S. government securities or used to repay existing borrowings. We will not knowingly invest any unallocated proceeds in securities related to fossil fuels. Payment of principal and interest on the notes will be made from our general account and not be linked to the performance of the Eligible Green Projects.
To ensure an amount equal to the net proceeds is allocated in accordance with the Green Finance Framework, our Green Finance Committee will track investments in Eligible Green Projects funded, acquired or developed within the two years before the issuance of the Green Financing Instruments. We intend to allocate the full amount of proceeds from each Green Financing within three years of the issuance of that Green Financing.
Reporting
We will prepare and make publicly available a report that details the allocation of the net proceeds of any outstanding Green Financing Instrument (“Green Finance Report”). We intend to publish such a report annually, or more frequently in case of material developments, until the aggregate net proceeds of the relevant Green Financing Instrument have been fully allocated to fund Eligible Green Projects. Following which, we may publish an update of any such report on an as needed basis.
As much as possible, we intend to align reporting practices with the ICMA recommendations as detailed in the ‘‘Handbook—Harmonized Framework for Impact Reporting” (June 2023). The Green Finance Report will be published as a separate investor publication on our corporate website.
The Green Finance Report will include:
1.
The total net proceeds from the sale of any Green Financing that have been allocated to one or more Eligible Green Projects, either individually or by category, and a brief description of certain representative projects within each category;

2.
The amount of net proceeds from the sale of any Green Financing that have been allocated to the refinancing of existing Eligible Green Projects, if applicable;

3.
The total net proceeds from the sale of any Green Financing that have been allocated to Eligible Green Projects that are aligned to the EU Taxonomy Technical Screening Criteria, if applicable;

4.
The outstanding amount of net proceeds from the sale of any Green Financing yet to be allocated to Eligible Green Projects at the end of the reporting period; and

5.
Qualitative descriptions of projects on a project basis, aggregated by Eligible Category, or in generic terms, and, where feasible, relevant quantitative expected impact metrics.

Our Green Finance Framework has been reviewed by an outside consultant with recognized expertise in environmental, social and governance research and analysis who has issued a Second-Party Opinion. The

Second-Party Opinion and the Green Finance Framework are available to investors via our Corporate Sustainability website.
Each Green Finance Report will be accompanied by a verification report from an independent party in respect of its examination of management’s assertions about allocation of proceeds to Eligible Green Projects under the Green Finance Framework.
Information contained on, or accessible through, our website are not incorporated in, and are not part of, this prospectus supplement, the accompanying prospectus or any other report or filing we make with the SEC. Neither the notes nor the indenture governing the notes requires us to use the net proceeds from the offering of the notes or to satisfy the tracking, reporting and other undertakings described above, and any failure to comply with the foregoing will not constitute a breach of or default under the notes or the indenture governing the notes. The above description of the use of the proceeds from the offering of the notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the notes or the indenture governing the notes.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments, restricted cash and current portion of our indebtedness and our capitalization as of December 31, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering (after deducting underwriting discounts and estimated offering expenses payable by us).

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of December 31, 2023
	Actual	As adjusted
	(dollars in thousands)
Cash and cash equivalents(1)	$2,095,712	$
Restricted cash	$597	$
Current portion of finance lease liabilities	$138,657	$
Current portion of mortgage and loans payable(1)	$7,705	$
Current portion of senior notes	$998,580	$
Long-term debt, net of current portion(1):
Finance lease liabilities, less current portion	$2,122,484	$
Mortgage and loans payable, less current portion	$663,263
1.000% Senior Notes due 2025	$697,873
1.250% Senior Notes due 2025	$498,381
1.450% Senior Notes due 2026	$696,903
2.900% Senior Notes due 2026	$597,589
0.250% Euro Senior Notes due 2027	$548,563
1.800% Senior Notes due 2027	$497,216
1.550% Senior Notes due 2028	$646,711
2.000% Senior Notes due 2028	$396,577
2.875% Swiss Franc Senior Notes due 2028	$353,958
3.200% Senior Notes due 2029	$1,193,269
2.150% Senior Notes due 2030	$1,091,628
2.500% Senior Notes due 2031	$990,086
3.900% Senior Notes due 2032	$1,186,038
1.000% Euro Senior Notes due 2033	$652,305
2.000% Japanese Yen Series A Notes due 2035	$265,000
2.130% Japanese Yen Series C Notes due 2035	$104,170
2.370% Japanese Yen Series B Notes due 2043	$71,989
2.570% Japanese Yen Series D Notes due 2043	$32,370
2.570% Japanese Yen Series E Notes due 2043	$70,371
3.000% Senior Notes due 2050	$487,447
2.950% Senior Notes due 2051	$492,765
3.400% Senior Notes due 2052	$491,137
% Senior Notes due 20 offered hereby	—
Total long-term debt(1)	$14,848,093	$

	As of December 31, 2023
	Actual	Pro forma as adjusted
	(dollars in thousands)
Stockholders’ equity:
Common stock, $0.001 par value per share: 300,000,000 shares authorized in 2023; 94,629,955 issued and 94,479,277 outstanding in 2023	95
Additional paid-in capital	18,595,664
Treasury stock, at cost; 150,678 shares in 2023, actual and as adjusted,	(56,117)
Accumulated dividends(1)	(8,694,647)
Accumulated other comprehensive loss	(1,290,117)
Retained earnings	3,934,016
Non-controlling interests.	(395)
Total stockholders’ equity(1)	12,488,499
Total capitalization(1)	$27,336,592	$

(1)
Debt is presented net of unamortized debt discount and debt issuance cost. The above table does not reflect the cash dividend of $4.26 per share declared by Equinix, Inc. on February 14, 2024, which is payable on March 20, 2024 to Equinix, Inc.’s common stockholders of record as of the close of business on February 28, 2024.

DESCRIPTION OF NOTES
This section describes the notes. The Issuer will issue the notes under a supplemental indenture (the “Supplemental Indenture”) to that certain base indenture, dated as of March 18, 2024 (together with the Supplemental Indenture, the “Indenture”), between itself, as Issuer, Equinix, Inc., as guarantor (the “Guarantor”, the Issuer and the Guarantor are collectively referred to as the “Obligors”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The following is a summary of the material provisions of the Indenture. The Indenture will comply with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to certain provisions of the Trust Indenture Act. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.”
You are encouraged to read the Indenture because it, and not this description, defines your rights as a holder of the notes. Copies of the Indenture are available upon request to the Issuer at the address indicated under “Where You Can Find More Information” in this prospectus supplement.
The Issuer will issue the notes in fully registered form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Unless otherwise specified, the euro/U.S. dollar rate of exchange used in this prospectus supplement is €1.00 = $1.0857, as of noon, New York City time on March 19, 2024 on the Bloomberg page “BFIX.”
Payments on the Notes; Paying Agent
Elavon Financial Services DAC, UK Branch will initially act as paying agent, and U.S. Bank Trust Company, National Association will initially act as Registrar for the notes. Initially, the paying agent’s office in London, United Kingdom and the Registrar’s office in California, the United States will serve as the Obligors’ office and agency for these respective purposes. The notes may be presented for registration or transfer and exchange at the office of the Registrar. The Issuer may change any paying agent and Registrar without notice to holders of the notes (the “Holders”). In addition, the Issuer, the Guarantor or any of the Subsidiaries of either Obligor may act as paying agent in connection with the notes other than for the purposes of effecting a redemption described under “—Redemption upon a Tax Event” or “—Redemption” or an offer to purchase the notes described under “—Change of Control Triggering Event.” The Issuer will make all payments in same-day funds except as set forth in the next paragraph.
The Issuer may elect that payment of interest on notes be made by wire transfer or by check mailed to the address of the appropriate person as it appears on the security register. So long as the registered owner of the notes is a common depositary of Euroclear and Clearstream or their nominee, payment of principal and interest shall be made in accordance with the requirements of Euroclear and Clearstream. See “—Book-Entry System and Form of Notes” below.
No service charge will be made for any registration of a transfer, exchange or redemption of the notes, but the Obligors may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange (but not for a redemption).
Listing
The Issuer will apply, following the completion of this offering, to have the notes listed on the Nasdaq Bond Exchange. We expect trading in the notes on the Nasdaq Bond Exchange to begin within 30 days after the original issue date. However, no assurance can be given that the notes will become or will remain listed. If such listing is obtained, we have no obligation to maintain such listing, and the Issuer may delist the notes at any time.
Principal, Maturity and Interest
The Issuer is issuing €      aggregate principal amount of notes in this offering and may issue an unlimited principal amount of additional notes at later dates under the same Indenture (the “Additional Notes”). Any Additional Notes that the Issuer issues in the future will be identical in all respects to the notes and will be treated as a single class for all purposes under the Indenture with the notes offered hereby, except that such Additional Notes will have different issuance dates and may have different issuance prices as well as a different amount of interest payable on the first interest payment date, provided that any such issuance is not prohibited by the terms of the Indenture; provided that if any such Additional Notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate ISIN or Common Code numbers. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.
The notes will mature on                 , 20      , unless earlier redeemed or repurchased.
Interest on the notes will accrue at a rate of    % per annum. Interest on the notes will be payable annually in arrears on      of each year commencing on                 . The Issuer will pay interest to those persons who were holders of record on the                 immediately preceding each interest payment date. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or                 , 2024 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association (“ICMA”). If any date on which interest is payable on the notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Ranking
The notes will be general senior obligations of the Issuer. The Holders’ right to payment under these notes will be:
•
effectively subordinated to all of the Issuer’s existing and future secured indebtedness;

•
structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of any of the Issuer’s subsidiaries, if any;

•
equal in right of payment to all of the Issuer’s existing and future senior indebtedness; and

•
senior in right of payment to any of the Issuer’s existing and future subordinated indebtedness.

The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantee will be:
•
effectively subordinated to all of Equinix, Inc.’s existing and future secured indebtedness;

•
structurally subordinated to any existing and future indebtedness and other liabilities (including trade payables) of other subsidiaries of Equinix, Inc.;

•
equal in right of payment to any of Equinix, Inc.’s existing and future senior indebtedness; and

•
senior in right of payment to any of Equinix, Inc’s existing and future subordinated indebtedness.

As of March 20, 2024, the Issuer had no subsidiaries. As of December 31, 2023, after giving effect to this offering:
•
Equinix, Inc. would have had total consolidated indebtedness of approximately $      , approximately $27.4 million of which would have represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities.

•
if Equinix, Inc. borrowed all of the approximately $3.9 billion available under its revolving credit facility, $3.9 billion of such borrowings would have been unsecured indebtedness; and

•
the Subsidiaries of Equinix, Inc. would have had approximately $      of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with U.S. generally accepted accounting principles, or GAAP), which includes $2.0 billion of finance lease liabilities, all of which would have been structurally senior to Equinix, Inc.’s obligations under the guarantee.
Issuance in Euro
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Obligors due to the imposition of exchange controls or other circumstances beyond their control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to the Obligors or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the forgoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.
Additional Amounts
All payments made by the Obligors under or with respect to the notes will be made free and clear of, and without withholding or deduction for or on account of, any Tax, unless the withholding or deduction of such Tax is then required by law. If any deduction or withholding by any applicable withholding agent for or on account of any Taxes imposed or levied by or on behalf of the United States or a taxing authority of or in the United States (a “Tax Jurisdiction”) will at any time be required to be made in respect of any payments made by the Obligors under or with respect to the notes, including payments of principal, redemption price, purchase price, interest or premium, then the Obligors will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the notes that is not a U.S. Person (as defined below) after such withholding, deduction or imposition (including any such withholding, deduction or imposition in respect of any such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
1.
any Taxes, to the extent such Taxes would not have been imposed but for the holder of a note (or the beneficial owner for whose benefit such holder holds such note) or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
having a current or former connection with the relevant Tax Jurisdiction (other than a connection arising solely from the ownership or disposition of such note, the enforcement of rights under such note or the receipt of any payments in respect of such note), including being or having been a citizen or resident of such Tax Jurisdiction, being or having engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction; or

(b)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a corporation that has accumulated earnings to avoid U.S. federal income tax, or a private foundation or other tax-exempt organization;

2.
any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
3.
any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

4.
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a note for payment more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder or beneficial owner would otherwise have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

5.
any Taxes that are payable otherwise than by deduction or withholding from a payment on or with respect to the notes;

6.
any U.S. federal withholding tax imposed as a result of the beneficial owner:

(a)
being a controlled foreign corporation for U.S. federal income tax purposes related to the Obligors;

(b)
being or having been a “10-percent shareholder” of Guarantor as defined in Section 871(h)(3) of the Code; or

(c)
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

7.
any estate, inheritance, gift, sales, transfer, excise, wealth, capital gains, personal property or similar Taxes;

8.
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of notes to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally eligible to provide such certification or documentation;

9.
any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the date of the Indenture (or any amended or successor version that is substantively comparable), any regulations promulgated thereunder or any other official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the date of Indenture (or any amended or successor version described above) or any intergovernmental agreements (and any related law, regulation or official administrative guidance) implementing the foregoing; or

10.
any combination of items (1) through (9) above.

Except as specifically provided under this heading “Additional Amounts,” the Obligors will not be required to make any payment for any Tax.
If the Obligors become aware that they will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes, the Obligors will deliver to the Trustee and paying agent promptly prior to the date of that payment an officers’ certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. The Trustee and paying agent shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary.
The Issuer or the Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Obligors will use their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.
The Obligors will furnish to the Trustee upon reasonable written request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Obligors, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other reasonable evidence of payments by such entity.
Whenever in the Indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any successor Person to the Obligors.
As used under this heading “Additional Amounts” and under the heading “Redemption upon a Tax Event,” the term “United States” means the United States of America, any state thereof and the District of Columbia, and the term “U.S. Person” means any person that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Redemption upon a Tax Event
The Issuer may redeem the notes, in whole but not in part, at its option, at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders of the notes and the Trustee (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (“Tax Event Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date and Additional Amounts (if any) in respect thereof), if, on the next date on which any amount would be payable in respect of the notes, the Issuer is or, based upon an opinion of independent tax counsel of recognized standing in the relevant Tax Jurisdiction, would be required to pay Additional Amounts in respect of the notes and cannot avoid such payment obligation by taking reasonable measures available to the Issuer, and such requirement arises as a result of:
1.
any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the Issue Date; or

2.
any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which amendment or change is announced and becomes effective after the Issue Date.

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts if a payment in respect of the notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Before the Issuer publishes or delivers a notice of redemption in respect of a Tax Event Redemption Date as described above, the Obligors will deliver to the Trustee an officers’ certificate to the effect that the Issuer cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and, if required, the opinion of independent tax counsel described above. Any notice of redemption shall otherwise be given pursuant to the procedures described under “—Optional Redemption.” The Trustee shall accept, and will be entitled to conclusively rely on, such an opinion of counsel and such officers’ certificate as sufficient evidence of the existence and satisfaction of the conditions precedent described in clause (1) or (2) above, as applicable, and upon delivery of such opinion of counsel and officers’ certificate to the Trustee, the Issuer will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the Holders of the notes.
Optional Redemption
The Issuer may redeem at its election, at any time or from time to time, some or all of the notes before they mature. The redemption price will equal the sum of (1) an amount equal to one hundred percent (100%) of the principal amount of the notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and (2) a make-whole premium. Notwithstanding the foregoing, if the notes are redeemed on or after           , 20   (      months prior to the maturity date of the notes) (the “First Par Call Date”), the redemption price will not include a make-whole premium for the notes.
The Issuer will calculate the make-whole premium with respect to any notes redeemed before the First Par Call Date, as the excess, if any, of:
1.
the aggregate present value as of the date of such redemption of each euro of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such euro if such redemption had been made on the First Par Call Date, in each case determined by discounting to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus      basis points; over

2.
the principal amount of such note.

Neither the Trustee nor any paying agent shall have any obligation to calculate or verify the calculation of the make-whole premium.
Selection and Notice of Redemption
In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee:
1.
by a method that complies with the requirements, as certified to the Trustee by the Obligors, of the principal securities exchange, if any, on which such notes are listed at such time, and in compliance with the requirements of the relevant clearing system; provided that if such notes are represented by one or more global notes, beneficial interests in such notes will be selected for redemption by Euroclear and Clearstream in accordance with their respective standard procedures therefor; or

2.
if such notes are not listed on a securities exchange, or such securities exchange prescribes no method of selection and such notes are not held through a clearing system or the clearing system prescribes no method of selection, by lot.

No notes of a principal amount of €100,000 or less shall be redeemed in part. The Obligors will also comply with any other requirements of the securities exchange, if any, on which the notes are listed at such time. Notice of redemption will be mailed by first-class mail at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address (or, in the case of notes represented by global notes, notice will be given in accordance with the applicable procedures of Euroclear or Clearstream) and the Trustee, provided that, if the redemption notice is issued in connection with a defeasance of the notes or satisfaction and discharge of the Indenture governing the notes, the notice of redemption may be delivered more than 60 calendar days before the date of redemption. If any note is to be redeemed in part only, then the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made). On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the applicable redemption price. Any redemption or notice of redemption, other than a notice of redemption delivered pursuant to “—Redemption upon a Tax Event” (which must be irrevocable), may, at the Obligors’ discretion, be subject to one or more conditions precedent.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Obligors are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under “—Change of Control Triggering Event.” We may at any time and from time to time purchase notes in the open market or otherwise (including pursuant to cash-settled swaps or derivatives), subject to compliance with applicable securities laws.
Holding Company Structure
Equinix, Inc. is a holding company for its Subsidiaries. Substantially all of Equinix, Inc.’s operations are conducted through its Subsidiaries and Equinix, Inc. derives substantially all its revenues from its Subsidiaries, and substantially all of its operating assets are owned by its Subsidiaries. Accordingly, Equinix, Inc. is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations and its obligations under the guarantee of the notes. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Restricted Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from Equinix, Inc. and its Subsidiaries to satisfy the claims of the Holders of notes. See “Risk Factors—Equinix, Inc. depends in large part on the cash flow from its subsidiaries and if Equinix, Inc. does not receive sufficient funds from its other subsidiaries, it may not be able to make payments to the Issuer or to meet its obligations under the guarantee of the notes.”
Guarantee
The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantee will rank equally with all of its other unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the other secured indebtedness of Equinix, Inc. and structurally subordinated to all of the liabilities of other subsidiaries of Equinix, Inc.
Equinix, Inc. has the right, at its option at any time, without the consent of any Holders of the notes, to be substituted for, and assume the obligations of, the Issuer under the notes that is then outstanding if, immediately after giving effect to such substitution, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing (other than a default or event of default that would be cured by such substitution); provided that Equinix, Inc. executes a supplemental indenture in which it agrees to be bound by the terms of the notes and the Indenture. In the case of such a substitution and assumption by Equinix, Inc. (an “Equinix Substitution”), (i) the Issuer will be relieved of any further obligations under the assumed notes and the Indenture, (ii) Equinix, Inc. will be released from all obligations under the guarantee and will instead become the primary (and sole) obligor under such notes and the related Indenture provisions and (iii) bankruptcy and certain other events affecting the Issuer but not Equinix, Inc. will no longer be events of default. For the avoidance of doubt, other than the conditions in this paragraph, nothing in the Indenture shall prevent an Equinix Substitution. Following such Equinix Substitution, references in this prospectus, in any prospectus supplement and in the Indenture to the Issuer shall be deemed to instead refer to Equinix, Inc. with respect to the notes to which such Equinix Substitution applied.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless the Issuer or a third party has previously or concurrently delivered a redemption notice with respect to all outstanding notes as described under “—Redemption upon a Tax Event” or “—Optional Redemption,” the Issuer will be required to make an offer to purchase each Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer must send, or cause the Trustee to send, by first class mail (or, in the case of notes represented by global notes, in accordance with the applicable procedures of Euroclear or Clearstream), a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days after the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed and specifying the portion (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s notes that it agrees to sell to the Issuer pursuant to the Change of Control Offer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
If a Change of Control Offer is made, there can be no assurance that the Obligors will have available funds sufficient to pay the purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing. In addition, there can be no assurance that the Obligors would be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may in the future prohibit the Change of Control Offer. The failure to consummate a Change of Control Offer would constitute an Event of Default under the Indenture. See “Risk Factors—Additional Risks Related to the Notes—We may not be able to repurchase the notes upon a Change of Control Triggering Event” for more information.
One of the events that constitutes a Change of Control under the Indenture is the disposition of “all or substantially all” of the Guarantor’s assets. This term has not been interpreted under New York law, which is the governing law of the Indenture, to represent a specific quantitative test. As a consequence, if Holders of the notes assert that the Issuer is required to make a Change of Control Offer and the Issuer elects to contest such assertion, there is uncertainty as to how a court interpreting New York law would interpret the term. Neither the Board of Directors of either Obligor nor the Trustee may waive the covenant of the Issuer to make a Change of Control Offer following a Change of Control Triggering Event. Restrictions in the Indenture described herein on the ability of the Issuer, the Guarantor and their Subsidiaries to incur additional secured Indebtedness and to grant Liens on the property of the Guarantor and its Restricted Subsidiaries may also make more difficult or discourage a takeover of the Issuer or the Guarantor, whether favored or opposed by the management, member or stockholders of the Obligors, as applicable. There can be no assurance that the Obligors or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer, the Guarantor or any of their Subsidiaries by their respective management. However, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, amalgamation, restructuring, merger or similar transaction.
The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. The Issuer (or a third party) may make a Change of Control Offer in advance of, and conditioned upon, any Change of Control Triggering Event.
The Obligors will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Certain Covenants
The Indenture will contain, among others, the following covenants:
Limitation on liens.   The Obligors will not, and will not cause or permit any of the Restricted Subsidiaries of the Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Guarantor or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
1.
in the case of Liens securing Subordinated Indebtedness, the notes or the guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

2.
in all other cases, the notes are equally and ratably secured, except for:

(a)
Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)
Liens securing the Obligations of the Obligors and the Obligations of the Restricted Subsidiaries of the Guarantor under any hedge facility permitted under the Indenture to be entered into by the Obligors and the Restricted Subsidiaries of the Guarantor;

(c)
Liens securing the notes or the Guarantor’s guarantee thereof;

(d)
Liens in favor of the Obligors or a Wholly Owned Restricted Subsidiary of the Guarantor on assets of any Restricted Subsidiary of the Guarantor; and

(e)
Permitted Liens.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, whether payable in cash or in kind, accretion or amortization of original issue discount, imputed interest, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Limitation on Sale and Leaseback Transactions.   The Obligors will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:
1.
the Sale and Leaseback Transaction is solely with the Issuer, the Guarantor or a Restricted Subsidiary;

2.
the lease is for a period not in excess of 36 months (or which may be terminated by either Obligor or any of its Subsidiaries within a period of not more than 36 months);

3.
the Obligors would be able to incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the second enumerated item of the “Limitation on liens” subsection described above (other than in reliance on clause (20) of the definition of “Permitted Liens”); or

4.
the Issuer, the Guarantor or such Restricted Subsidiary within 365 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such property to (i) the redemption of notes, other Indebtedness of the Issuer ranking on a parity with the notes in right of payment or Indebtedness of the Issuer, the Guarantor or a Restricted Subsidiary or (ii) the purchase of other property; provided that, in lieu of applying such amount to the retirement of Pari Passu Indebtedness, the Issuer may deliver notes to the Trustee for cancellation; such notes to be credited at the cost thereof to the Issuer.

Consolidation, merger and sale of assets.   Neither the Issuer nor the Guarantor will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Guarantor to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer or the Guarantor’s assets (determined on a consolidated basis for the Guarantor and the Guarantor’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:
1.
in the case of the Issuer, the Issuer shall be the surviving or continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer substantially as an entirety (the “Issuer Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on all of the notes and the performance of every covenant of the notes and the Indenture on the part of the Issuer to be performed or observed;

2.
in the case of the Guarantor, the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Guarantor and of the Guarantor’s Restricted Subsidiaries substantially as an entirety (the “Guarantor Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the performance of the guarantee and every covenant of the notes and the Indenture on the part of the Guarantor to be performed or observed;

3.
immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B) and clause (2)(B) above, no Default or Event of Default shall have occurred or be continuing; and

4.
the Issuer, or the Issuer Surviving Entity and the Guarantor, or the Guarantor Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Guarantor, in a single or a series of related transactions, which properties and assets, if held by the Guarantor instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.
Notwithstanding the foregoing clauses 1, 2 and 3, but subject to the proviso in clause 1(A) and clause 2(A), the Issuer and the Guarantor may merge with (a) any of the Guarantor’s Wholly Owned Restricted Subsidiaries, (b) in the case of the Issuer, the Guarantor, or (c) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Issuer or the Guarantor in another jurisdiction.
The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or the Guarantor in accordance with the foregoing in which the Issuer or the Guarantor is not the continuing Person, the successor Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Guarantor under the Indenture and the notes with the same effect as if such surviving entity had been named as such and all financial information and reports required by the Indenture shall be provided by and for such surviving entity.

For the avoidance of doubt, following an Equinix Substitution, this covenant shall cease to apply to the Issuer. Nothing in this covenant shall prevent the Guarantor from consummating an Equinix Substitution or prevent the Guarantor or any Restricted Subsidiary from consummating the Guarantor Conversion.
Reports to holders.   Whether or not the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor must provide the Trustee and, upon request, to any Holder of the notes within fifteen (15) Business Day after filing, or in the event no such filing is required, within fifteen (15) Business Day after the end of the time periods specified in those sections with:
(1)
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Guarantor were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Guarantor’s certified independent accountants, and

(2)
all current reports that would be required to be filed with the SEC on Form 8-K if the Guarantor were required to file such reports;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Guarantor’s website within the applicable time period.
In addition, whether or not required by the SEC, the Guarantor will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Guarantor will make the information and reports available to securities analysts and prospective investors upon request. If the Guarantor had any Unrestricted Subsidiaries during the relevant period, the Guarantor will also provide to the Trustee and, upon request, to any Holder of the notes, information sufficient to ascertain the financial condition and results of operations of the Guarantor and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.
Notwithstanding anything to the contrary herein, the Obligors will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default” until 90 days after the date any report hereunder is due to be delivered to the Trustee.
Events of Default
The following events are defined in the Indenture as “Events of Default”:
(1)
the failure to pay interest on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)
the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer) on the date specified for such payment in the applicable offer to purchase;

(3)
a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Obligors receive written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the “Consolidation, merger and sale of assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)
the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Issuer, the Guarantor or any Restricted Subsidiary of the Guarantor, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer, the Guarantor or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $500.0 million or more at any time;
(5)
certain events of bankruptcy affecting the Issuer, the Guarantor or any of its Material Subsidiaries; or

(6)
the Guarantor’s guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or the Guarantor denies or disaffirms in writing its obligations under its guarantee of the notes, other than in accordance with the terms thereof or upon release of its guarantee of the notes in accordance with the Indenture.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer or the Guarantor) shall occur and be continuing with respect to the notes, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of and accrued interest on all the notes to be due and payable by notice in writing to the Obligors and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
If an Event of Default specified in clause (5) above with respect to the Issuer or the Guarantor occurs and is continuing with respect to the notes, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Indenture will provide that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraphs, the Holders of a majority in principal amount of such notes may rescind and cancel such declaration and its consequences:
1.
if the rescission would not conflict with any judgment or decree;

2.
if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

3.
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

4.
if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

5.
in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes.
Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the Trust Indenture Act. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered, and if requested, provide to the Trustee indemnity satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Under the Indenture, the Obligors are required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Issuer and the Guarantor, as such, shall have any liability for any obligations of the Obligors under the notes or under the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liabilities. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under federal securities law, and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for:
1.
the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due;

2.
the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

3.
the rights, powers, trust, duties and immunities of the Trustee and the Obligors’ obligations in connection therewith; and

4.
the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Obligors released with respect to certain covenants that are described in an Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
1.
the Issuer or the Guarantor must irrevocably deposit with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), for the benefit of the Holders, cash in euro (or U.S. dollars as described under “—Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the applicable notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

2.
in the case of Legal Defeasance, the Obligors shall have delivered to the Trustee an opinion of counsel in the United States in form reasonably acceptable to the Trustee confirming that:

(a)
the Obligors have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)
since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3.
in the case of Covenant Defeasance, the Obligors shall have delivered to the Trustee an opinion of counsel in the United States in form reasonably acceptable to the Trustee confirming that beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

5.
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

6.
the Obligors shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer or the Guarantor, as applicable, with the intent of preferring the Holders over any other creditors of the Issuer or the Guarantor, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, the Guarantor or others;

7.
the Obligors shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

8.
the Obligors shall have delivered to the Trustee an opinion of counsel to the effect that assuming no intervening bankruptcy of the Issuer between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Issuer or the Guarantor, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

9.
certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause 2 above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
Satisfaction and Discharge
An Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in such Indenture) as to all outstanding notes when:
1.
either:

(a)
all the applicable notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all applicable notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee

(or with a custodian or account bank appointed on behalf of the Trustee), funds in an amount in cash in euro (or U.S. dollars as described under “—Issuance in Euro”), non-callable European Government Obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the applicable notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the applicable notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
2.
the Issuer or the Guarantor has paid all other sums payable under such Indenture by it with respect to the applicable notes; and

3.
the Obligors have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modification of the Indenture
Except as provided in the next two succeeding paragraphs, the Obligors and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such notes) may amend the Indenture or the notes and the holders of at least a majority in aggregate principal amount of the notes outstanding may waive any past default or compliance with any provisions of the Indenture or the notes.
Without the consent of each holder of an outstanding note, no amendment or waiver may:
1.
reduce the principal amount, or extend the fixed maturity, of the notes, alter or waive the redemption provisions of the notes;

2.
change the currency in which principal, any premium or interest is paid;

3.
reduce the percentage in principal amount outstanding of the notes which must consent to an amendment, supplement or waiver or consent to take any action;

4.
impair the right to institute suit for the enforcement of any payment on the notes or any guarantee;

5.
waive a payment default with respect to the notes or any guarantor;

6.
reduce the interest rate or extend the time for payment of interest on the notes;

7.
adversely affect the ranking of the notes;

8.
release the Guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

9.
after the Issuer’s obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

The Indenture and the notes may be amended by the Obligors and the Trustee without the consent of any holder of the notes to:
1.
cure any ambiguity, defect or inconsistency;

2.
provide for the assumption by an Issuer Surviving Entity of the obligations of the Issuer under the Indenture and/or the assumption by a Guarantor Surviving Entity of the obligations of the Guarantor under the Indenture;

3.
provide for uncertificated notes in addition to or in place of certificated notes;

4.
add additional guarantees with respect to the notes or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by the Indenture;

5.
secure the notes, add to the covenants of the Obligors for the benefit of the holders of the notes or surrender any right or power conferred upon the Obligors;

6.
make any change that does not adversely affect the rights of any holder of the notes;

7.
comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

8.
provide for the issuance of Additional Notes in accordance with the Indenture;

9.
evidence and provide for the acceptance of appointment by a successor Trustee;

10.
conform the text of the Indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a recitation of a provision of the Indenture or the notes;

11.
make any amendment to the provisions of the Indenture relating to the transfer and legending of the notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided that (i) compliance with the Indenture as so amended would not result in the notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the notes; or

12.
to evidence the substitution of the Guarantor for the Issuer and the assumption by the Guarantor of the rights, powers, covenants, agreements and obligations of the Issuer pursuant to the relevant provisions in the Indenture.

The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Governing Law
The Indenture will provide that they and the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
The Trustee
The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or the Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.
Board Action
Any action required or permitted to be taken by the Board of Directors of the Obligors pursuant to the terms of the Indenture may be taken by a duly constituted committee of the Board of Directors or any officer, director, or authorized representative of such Obligor, in each case duly authorized by such board or Managers, as applicable, to act hereunder.

Book-Entry System and Form of Notes
The notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.
Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard du Roi Albert II, 1210 Brussels, Belgium.
Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the Common Depositary as the holder of the global securities. The Trustee, the paying agent and we will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the global securities for all purposes. Accordingly, the Trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.
Clearstream and Euroclear
We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but neither we nor the Trustee take responsibility for the accuracy of this information.
Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.
Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the notes.
Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.
Same Day Settlement and Payment
The underwriters will make settlement for the notes in immediately available funds. The Issuer will make all payments of principal and interest in respect of the notes in immediately available funds. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America. We expect that secondary trading in certificated securities, if any, will also be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Guarantor or at the time it merges or consolidates with or into the Guarantor or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Guarantor or such acquisition, merger or consolidation.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Asset Acquisition” means (1) an investment by the Guarantor or any Restricted Subsidiary of the Guarantor in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or any Restricted Subsidiary of the Guarantor, or shall be merged with or into the Guarantor or any Restricted Subsidiary of the Guarantor, or (2) the acquisition by the Guarantor or any Restricted Subsidiary of the Guarantor of the assets of any Person (other than a Restricted Subsidiary of the Guarantor) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Authorized Officer” means, when used with respect to the Issuer, the Manager, the Chief Executive Officer, the President, any Vice President, the Treasurer or Secretary of the Issuer and when used with respect to the Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Guarantor.
“Authorized Person” means, (i) when used with respect to the Issuer, (a) any Authorized Officer of the Issuer and (b) any Authorized Officer of the Guarantor designated to act in the name of the Issuer pursuant to a Board Resolution of the Issuer and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.
“Board of Directors” means, as to any Person, (i) the board of directors (or similar governing body) or Managers, as applicable, of such Person, (ii) any duly authorized committee of such board, or (iii) any officer, director, or authorized representative of such Person, in each case duly authorized by such board or Managers to act hereunder.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, in the case of the Issuer, any Authorized Person thereof) to have been duly adopted by the Board of Directors or the Managers of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York, The City of London or other place of payment on the notes are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates. If a date otherwise required for any payment in respect of the notes is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.
“Capital Stock” means:
1.
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and
2.
with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Cash Equivalents” means:
(a)
debt securities denominated in euro, pounds sterling or U.S. dollars to be issued or directly and fully guaranteed or insured by the government of a Participating Member State, the U.K. or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;

(b)
commercial paper denominated in euro, pounds sterling or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;

(c)
certificates of deposit denominated in euro, pounds sterling or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;

(d)
any cash deposit denominated in euro, pounds sterling or U.S. dollars with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A- by S&P;

(e)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank or financial institution meeting the qualifications specified in clause (d) above; and

(f)
investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

“Change of Control” means the occurrence of one or more of the following events:
1.
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Guarantor to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

2.
the approval by the holders of Capital Stock of the Guarantor of any plan or proposal for the liquidation or dissolution of the Guarantor (whether or not otherwise in compliance with the provisions of the Indenture); or

3.
any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor.

For the avoidance of doubt, the consummation of the Guarantor Conversion or Equinix Substitution shall not constitute a “Change of Control.”
“Change of Control Triggering Event” means, in each case, the occurrence of both (i) a Change of Control and (ii) a Rating Event.
“Clearstream” means Clearstream Banking, a société anonyme as currently in effect or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the First Par Call Date of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.
“Consolidated Depreciation, Amortization and Accretion Expense” means with respect to any Person for any period, the total amount of depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and accretion expense, including the amortization of deferred financing fees or costs of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)
increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:

(1)
provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(2)
Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(3)
Consolidated Depreciation, Amortization and Accretion Expense of such Person for such period to the extent that the same were deducted (and not added back) in computing Consolidated Net Income; plus

(4)
any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering or the incurrence of Indebtedness permitted to be incurred in accordance with the Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(5)
any other Non-cash Charges, including any provisions, provision increases, write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(6)
any costs or expenses incurred by the Guarantor or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Guarantor or net cash proceeds of an issuance of Equity Interest of the Guarantor (other than Disqualified Capital Stock); plus

(7)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(8)
any net loss from disposed or discontinued operations; plus

(9)
any net unrealized loss (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized loss on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(10)
any net unrealized loss (after any offset) resulting in such period from (A) currency translation or exchange losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates; plus

(11)
the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); plus

(12)
the amount of any costs and expenses associated with the Guarantor Conversion, including, without limitation, planning and advisory costs related to the foregoing; and

(b)
decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(1)
non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

(2)
any net gain from disposed or discontinued operations;

(3)
any net unrealized gain (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized gain on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(4)
any net unrealized gains (after any offset) resulting in such period from (A) currency translation or exchange gains including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates.

For purposes of this definition, calculations shall be done after giving effect on a pro forma basis for the period of such calculation to:
1.
the incurrence or repayment of any Indebtedness or the designation or elimination (including by de-designation) of any Designated Revolving Commitments of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment of Indebtedness or designation or elimination (including by de-designation) of Designated Revolving Commitments, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period (and in the case of Designated Revolving Commitments, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred throughout such period); and
2.
any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
1.   the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and the amortization or write-off of deferred financing costs, including commitment fees; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; (d) non-cash interest expense (other than non-cash interest on any convertible or exchangeable debt issued by the Guarantor that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes and the application of ASC 470-20 (or related accounting pronouncement(s))); (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) dividends with respect to Disqualified Capital Stock; (g) dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person; (h) imputed interest with respect to Sale and Leaseback Transactions; and (i) the interest portion of any deferred payment obligation; plus
2.   the interest component of Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less
3.   interest income for such period.
“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):
1.
any after tax effect of extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto) or expenses;

2.
any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations;

3.
any after tax effect of gains or losses (including all fees and expenses relating thereto) attributable to sale, transfer, license, lease or other disposition of assets or abandonments or the sale, transfer or other disposition of any Equity Interest of any Person other than in the normal course of business;

4.
the net income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to the Guarantor or to a Restricted Subsidiary of the Guarantor by such Person;

5.
any after tax effect of income (loss) from the early extinguishment of (1) Indebtedness, (2) obligations under any Currency Agreement or (3) other derivative instruments;

6.
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

7.
any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

8.
any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument;

9.
income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

10.
in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets;

11.
the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

12.
acquisition-related costs resulting from the application of ASC 805.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or other disposition of assets permitted under the Indenture (in each case, whether or not non-recurring).
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary of the Guarantor against fluctuations in currency values.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to the Guarantor or any of its Restricted Subsidiaries by any Person other than the Guarantor or any of its Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an officers’ certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Obligors subsequently deliver an officers’ certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments.”
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in each case, on or prior to the final maturity date of the notes.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of the Guarantor (excluding Disqualified Capital Stock), other than:
(a)
public offerings with respect to the Guarantor’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8 (or similar forms under non-U.S. law);

(b)
issuances to any Subsidiary of the Guarantor;

(c)
issuances pursuant to the exercise of options or warrants outstanding on the date hereof;

(d)
issuances upon conversion of securities convertible into Common Stock outstanding on the date hereof;

(e)
issuances in connection with an acquisition of property in a transaction entered into on an arm’s-length basis; and

(f)
issuances pursuant to employee stock plans.

“euro” or “€” means the lawful currency of the member states of the European Union who have agreed to share a common currency in accordance with the provisions of the Maastricht Treaty dealing with European monetary union.
“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.
“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of each Obligor or any duly appointed officer of the Obligors or a Restricted Subsidiary, as applicable, acting reasonably and in good faith and, in respect of any asset or property with a fair market value in excess of $100.0 million, shall be determined by the Board of Directors of each Obligor and shall be evidenced by a Board Resolution of the Board of Directors of each Obligor delivered to the Trustee.
“Finance Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“Four Quarter Period” means the period of four full fiscal quarters for which financial statements are available ending prior to the date of the transaction (the “Transaction Date”) giving rise to the need to make such calculation.
“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of July 11, 2011.
“Guarantor Conversion” means the actions taken by the Guarantor and its Subsidiaries in connection with the Guarantor’s qualification as a REIT, including without limitation, (y) separating from time to time all or a portion of its United States and international businesses into, as defined by the Code, taxable REIT subsidiaries (“TRS”) and/or qualified REIT subsidiaries (“QRS”) (it being understood that any such TRS and/or QRS shall remain Restricted Subsidiaries, as applicable, as prior to the Guarantor Conversion) and

(z) amending its charter to impose ownership limitations on the Guarantor’s Capital Stock directly or indirectly by merging into a Wholly Owned Restricted Subsidiary of the Guarantor.
“Indebtedness” means with respect to any Person, without duplication:
(1)
all Obligations of such Person for borrowed money;

(2)
all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all Finance Lease Obligations and all Attributable Debt of such Person;

(4)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(5)
all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (A) securing Obligations (other than Obligations described in (1)-(4) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (B) that are otherwise cash collateralized;

(6)
guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)
all Obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)
all Obligations under Currency Agreements and Interest Swap Obligations of such Person;

(9)
all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

(10)
the aggregate amount of Designated Revolving Commitments in effect on such date.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Rating Agency selected by the Issuer as provided in the definition of “Rating Agency.”
“Issue Date” means           , 2024.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.
“Manager” means, a person who is named as a manager of a limited liability company in, or designated as a manager of a limited liability company pursuant to, a limited liability company agreement or similar instrument under which the limited liability company is formed.
“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Non-cash Charges” means, with respect to any Person, (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer that ranks pari passu in right of payment with the notes.
“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on December 31, 2003.
“Permitted Liens” means the following types of Liens:
(1)
Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Guarantor or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)
judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)
easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries;

(6)
any interest or title of a lessor under any Finance Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

(7)
Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Guarantor or any Restricted Subsidiary of the Guarantor other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;

(8)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)
Liens securing Interest Swap Obligations;

(11)
Liens securing Indebtedness under Currency Agreements;

(12)
Liens securing Acquired Indebtedness; provided that:

(a)
such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor; and

(b)
such Liens do not extend to or cover any property or assets of the Guarantor or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Guarantor or a Restricted Subsidiary of the Guarantor and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor;

(13)
Liens on assets of a Restricted Subsidiary of the Guarantor;

(14)
leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

(15)
banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(16)
Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(17)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(18)
Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Guarantor or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(19)
[Reserved];

(20)
Liens securing Indebtedness in respect of Sale and Leaseback Transactions;

(21)
[Reserved];

(22)
Liens securing Indebtedness in respect of mortgage financings; and

(23)
Liens with respect to obligations (including Indebtedness) of the Guarantor or any of its Restricted Subsidiaries otherwise permitted under the Indenture that do not exceed an amount equal to (x) 3.5 times (y) the Consolidated EBITDA of the Guarantor for the Four Quarter Period to and including the most recent fiscal quarter for which financial statements are internally available immediately preceding such date.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Purchase Money Indebtedness” means Indebtedness of the Guarantor and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the notes for reasons outside of the Obligors’ control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
“Rating Event” means that the notes are downgraded by at least one rating category from the applicable rating of such notes on the first day of the Trigger Period by two of the Rating Agencies and/or cease to be rated by two of the Rating Agencies, in each case, on any date during the Trigger Period; provided that a Rating Event will not be deemed to have occurred unless the rating category of the notes is below an Investment Grade Rating by two of the Rating Agencies; provided, further, that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control if each applicable downgrading Rating Agency does not publicly announce or confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Rating Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated; provided that in the event that a Rating Agency does not provide a rating of notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of such notes below an Investment Grade Rating by such Rating Agency and a downgrade that results in such notes no longer being rated at the rating category in effect on the first day of the Trigger Period by such Rating Agency, in each case, and shall not be subject to the second proviso in the immediately preceding sentence. The Trustee shall have no obligation to determine whether a Rating Event has occurred.
“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code.
“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Guarantor or a Restricted Subsidiary of any property, whether owned by the Guarantor or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Subordinated Indebtedness” means Indebtedness of the Issuer or the Guarantor that is subordinated or junior in right of payment to the notes or the guarantee, respectively.
“Subsidiary,” with respect to any Person, means:
(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)
any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Tax” or “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholdings), fees and any charges of a similar nature (including interest, fines, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Trigger Period” means the 60-day period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or the Guarantor’s intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the notes are under publicly announced consideration for possible downgrade by any two of the three Rating Agencies); provided that the Trigger Period will terminate with respect to each Rating Agency when such Rating Agency takes action (including affirming its existing ratings) with respect to such Change of Control.
“Unrestricted Subsidiary” of any Person means:
(1)
any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any other Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Guarantor or another Wholly Owned Restricted Subsidiary.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following are the material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion applies only to notes that are:
•
held by those initial investors who purchased such notes in this offering at the “issue price,” which will equal the first price at which a substantial amount of the notes is sold for money to investors (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•
held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe any state, local or non-U.S. tax consequences or any U.S. federal tax consequences other than income tax consequences (such as estate or gift tax consequences). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor’s particular circumstances, including alternative minimum tax or Medicare contribution tax consequences, or tax consequences applicable to holders subject to special rules, such as:
•
banks or other financial institutions;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
dealers or traders in securities that use a mark-to-market method of tax accounting;

•
persons holding notes as part of a “straddle,” integrated transaction, or similar transaction;

•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451(b) of the Code;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
U.S. expatriates;

•
entities classified as partnerships for U.S. federal income tax purposes (and investors in such entities); or

•
tax-exempt entities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in the notes and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of holding and disposing of the notes.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to or different interpretations of any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Tax Consequences to U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Potential contingent payment debt treatment.   Under certain circumstances, Equinix may pay holders amounts in excess of the stated interest and principal payable on the notes or in advance of their scheduled payment dates. For instance, Equinix would be required to offer to repurchase notes in the circumstances described under “Description of Notes—Change of Control Triggering Event.” Although the issue is not free from doubt, Equinix intends to take the position that the possibility of such contingencies does not result in the notes being treated as nonfunctional currency contingent payment debt instruments under the applicable Treasury Regulations. Equinix’s position is binding on a U.S. Holder unless such U.S. Holder discloses a contrary position in the manner required by applicable Treasury Regulations. A successful challenge of this position by the Internal Revenue Service (“IRS”) could adversely affect the timing and amount of a U.S. Holder’s income and could cause any gain from the sale or other disposition of a note to be treated as ordinary income. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as nonfunctional currency contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as nonfunctional currency contingent payment debt instruments.
Payments of Interest.   Stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of a euro interest payment determined based on the spot rate on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars. Such U.S. Holders generally will not recognize foreign currency exchange gain or loss with respect to the receipt of interest payments. U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes will accrue interest income on the notes in euro and translate that amount into U.S. dollars at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, an accrual-method U.S. Holder may elect to translate accrued interest income into U.S. dollars at the spot rate in effect on the last day of the accrual period (or the last day of the taxable year, in the case of a partial accrual period) or at the spot rate on the date the payment is received, if that date is within five business days of the last day of the accrual period. This election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. Accrual-method U.S. Holders will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of a euro interest payment received in respect of an accrual period (determined based on the spot rate on the date the payment is received) and the U.S. dollar value of interest income that has accrued during the accrual period (as described above), regardless of whether the payment is in fact converted into U.S. dollars. Any foreign currency exchange gain or loss will generally be treated as U.S.-source ordinary income or loss.
Sale, exchange, redemption, retirement or other taxable disposition of the notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition of the note and the U.S. Holder’s tax basis in the note. A U.S. Holder’s tax basis in a note will generally be the U.S. dollar value of the euro amount paid for the note, generally determined on the date of the purchase. However, if the notes are traded on an established securities market, and the U.S. Holder is a cash-method taxpayer (or an accrual-method taxpayer that so elects), the U.S. Holder will determine the U.S. dollar value of the euro amount paid for the note at the spot rate on the settlement date of the purchase. An accrual-method U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If a note is sold, exchanged or otherwise disposed of in a taxable transaction for an amount denominated in euro, a U.S. Holder’s amount realized generally will equal the U.S. dollar value of the euro received in the sale, exchange or other taxable disposition, generally calculated at the spot rate in effect on the date of the disposition (or the settlement date of the disposition if the notes are traded on an established securities market and the U.S. Holder is a cash method taxpayer or an electing accrual method taxpayer, as described above). Except to the extent of foreign currency gain or loss (as described below), gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.
A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the note is disposed of (or, possibly, in the case of cash method or electing accrual method taxpayers, the settlement date of such disposition, if the note is treated as traded on an established securities market), and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in euro of the note, determined using the spot rate on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss and generally will constitute U.S.-source income. If a U.S. Holder recognizes a loss upon a sale, exchange, redemption, retirement or other taxable disposition of a note and such loss is above certain thresholds (which thresholds are, in the case of individuals and trusts, significantly lower for foreign currency losses than for other loss transactions), the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their own tax advisors regarding this reporting obligation and the significant penalties for non-compliance.
Backup withholding and information reporting.   Information returns will generally be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale, exchange, redemption, retirement or other disposition of the notes. A U.S. Holder will be subject to backup withholding on payments of these amounts if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

“Non-U.S. Holder” does not include a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of the notes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of the notes.
Potential contingent payment debt treatment.   As described in more detail above under “Tax Consequences to U.S. Holders—Potential contingent payment debt treatment,” Equinix intends to take the position that the possibility of making payments in excess of the stated interest and principal payable on the notes, or in advance of their scheduled payment dates, under certain circumstances does not result in the notes being treated as nonfunctional currency contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as nonfunctional currency contingent payment debt instruments.
Payments on the notes.   Subject to the discussions below concerning backup withholding and FATCA, payments of principal and interest on the notes to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, the Non-U.S. Holder qualifies for the “portfolio interest exception,” which will be the case if:

•
the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Guarantor entitled to vote and is not a controlled foreign corporation related, actually or constructively, to the Guarantor through stock ownership;

•
the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•
the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•
the beneficial owner of the note certifies on a properly executed IRS Form W-8BEN or Form W8BEN-E, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder cannot meet the above requirements, such Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable treaty rate) on any payments of interest on the notes that are not effectively connected with the conduct of a United States trade or business. To claim a reduction in or exemption from such withholding under an applicable treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming such entitlement.
If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, unless an applicable income tax treaty provides otherwise, payments of interest to the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph and will generally be taxed in the same manner as payments of interest to a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from the withholding tax discussed in the preceding paragraph. Non-U.S. Holders are urged to consult their own tax advisors regarding whether an applicable income tax treaty provides for a different result and regarding other U.S. federal tax consequences of the ownership and disposition of notes, including for a corporate Non-U.S. Holder the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.
Sale, exchange, redemption, retirement or other taxable disposition of notes.   Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of notes (other than with respect to amounts attributable to accrued interest which will be subject to tax in the manner described above), unless the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise.
If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale, exchange, redemption, retirement or other disposition of notes is effectively connected with a conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.
Backup withholding and information reporting.   Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes (including a retirement or redemption) and the Non-U.S. Holder may be subject to backup withholding on payments of interest on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Provisions commonly referred to as “FATCA” impose U.S. federal withholding of 30% on payments of interest on the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (whether such foreign financial institutions or other non-U.S. entities are beneficial owners or intermediaries) unless various U.S. information reporting, withholding and due diligence requirements (generally relating to ownership by U.S. persons of equity or debt interests in or accounts with those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld (in excess of its U.S. federal income tax liability) by filing a U.S. federal income tax return (which may entail significant administrative burden).
Although existing FATCA regulations would also impose withholding on payments of gross proceeds from the sale or other disposition (including a retirement or redemption) of the notes, under proposed regulations (the preamble to which provides that taxpayers may rely on them pending finalization), no such withholding on gross proceeds would apply. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Barclays Bank PLC, BNP Paribas, Goldman Sachs & Co. LLC, HSBC Bank plc, J.P. Morgan Securities plc and Merrill Lynch International are acting as representatives of the underwriters. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of each series of notes indicated in the following table opposite the name of such underwriter.
Underwriters	Principal amount of 20 notes
Barclays Bank PLC	€
BNP Paribas
Goldman Sachs & Co. LLC
HSBC Bank plc
J.P. Morgan Securities plc
Merrill Lynch International
Total	€
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters have agreed to purchase all of the notes of each series being offered, if any are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Each series of notes is a new issue of securities with no established trading market. We intend to apply to list the notes of each series on the Nasdaq Bond Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing. We have been advised by certain of the underwriters that the underwriters currently intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.
It is expected that delivery of the notes will be made against payment therefor on or about        , 2024, which is the sixth business day following the date of pricing of the notes (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to closing will be required, by virtue of the fact that the notes initially will settle on        , 2024, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We estimate that our total expenses for this offering, other than the underwriting discount, will be approximately $      . The underwriters have agreed to pay or to reimburse us for a portion of our out-of-pocket expenses incurred in connection with this offering.
In the underwriting agreement, we have agreed that:
•
we will not offer or sell any of our debt securities (other than the notes offered pursuant to this prospectus supplement) until the day after the initial issue date of the notes without the prior consent of the representatives; and

•
we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes.
Certain of the underwriters or their affiliates act as sales agents under our “at-the-market” program. Certain affiliates of the underwriters act as lenders and/or agents under our existing credit facilities or have other lending relationships with us, certain of the underwriters have acted as underwriters for offerings of our common stock and/or our existing senior notes, and certain underwriters and their affiliates may from time to time hold our senior notes for their own account. Certain of the underwriters or their affiliates routinely hedge, certain of the underwriters or their affiliates are likely to hedge or otherwise reduce, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
The notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The notes may not be offered or sold directly or indirectly (i) in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; or (ii) as part of the initial distribution of the notes at any time, to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Special Taxation Measures Act, (b) a Japanese financial institution, designated in Article 6 paragraph (9) of the Special Taxation Measures Act or (c) an individual resident of Japan or a Japanese corporation whose receipt of interest on the notes is made through a payment handling agent in Japan as defined in Article 2-2 paragraph (2) of the Cabinet Order relating to the Special Taxation Measures Act.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in the notes. The notes may not be offered, directly or indirectly, to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a) to any person which is a professional client as defined under FinSA;
(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or
(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Issuer, the Guarantor or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
People’s Republic of China
The notes may not be offered and sold in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws or other relevant regulations of the PRC.
This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC. The notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

LEGAL MATTERS
The legality of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. Sullivan & Worcester LLP, Boston, Massachusetts, has passed upon our qualification and taxation as a REIT in an opinion filed with our Current Report on Form 8-K filed on February 16, 2024. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at investor.equinix.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.
We have filed with the SEC a registration statement on Form S-3, as amended (as so amended, the “registration statement”), under the Securities Act relating to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:
•
Current Reports on Form 8-K filed on February 16, 2024, February 27, 2024 and March 12, 2024; and

•
Annual Report on Form 10-K for the year ended December 31, 2023.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, except as expressly set forth by specific reference above.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relation

PROSPECTUS
Equinix, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities
Equinix Europe 2 Financing Corporation LLC
Debt Securities
Equinix, Inc. may offer from time to time common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units or guarantees of debt securities, in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. Equinix Europe 2 Financing Corporation LLC (“Equinix Europe 2 Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., may offer from time to time debt securities that are fully and unconditionally guaranteed by Equinix, Inc. in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units and guarantees of debt securities registered hereunder collectively as the “securities.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.
Equinix, Inc.’s common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Investing in these securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 18, 2024

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
As used in this prospectus, the terms “Equinix,” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, including Equinix Europe 2 Financing Corporation LLC, unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc. or Equinix Europe 2 Financing Corporation LLC. All references in this prospectus to Equinix Europe 2 Finco are to Equinix Europe 2 Financing Corporation LLC.
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EQUINIX
Equinix is the world’s digital infrastructure companyTM. Digital leaders harness our trusted platform to bring together and interconnect the foundational infrastructure that powers their success. We enable our customers to access all the right places, partners and possibilities they need to accelerate their advantage. Platform Equinix® combines a global footprint of International Business Exchange™ (“IBX®”) and xScale® data centers in the Americas, Asia-Pacific, and Europe, the Middle East and Africa regions, interconnection solutions, digital offerings, unique business and digital ecosystems and expert consulting and support.
Our interconnected data centers around the world allow our customers to bring together and interconnect the infrastructure they need to fast-track their digital advantage. With Equinix, they can scale with agility, speed the launch of digital offerings, deliver world-class experiences and multiply their value. We enable them to differentiate by distributing infrastructure and removing the distance between clouds, users and applications in order to reduce latency and deliver a superior customer, partner and employee experience. The Equinix global platform, and the quality of our IBX and xScale data centers, interconnection offerings and edge solutions, have enabled us to establish a critical mass of customers. As more customers choose Platform Equinix for bandwidth cost and performance reasons, it benefits their suppliers and business partners to colocate in the same data centers and connect directly with each other. This adjacency creates a network effect that attracts new customers, continuously enhances our existing customers’ value and enables them to capture further economic and performance benefits from our offerings.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Equinix Europe 2 Financing Corporation LLC is an indirect, wholly-owned subsidiary of Equinix, Inc. Equinix Europe 2 Finco is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01). Equinix Europe 2 Finco has no operating assets and will not have any operating assets. Equinix Europe 2 Finco does not and will not conduct any operations, other than as related to the issuance, administration, repayment and hedging of any debt securities that Equinix Europe 2 Finco may issue in the future and that will be fully and unconditionally guaranteed by Equinix, Inc. No historical information relating to Equinix Europe 2 Finco is presented or incorporated by reference into this prospectus. Our historical consolidated financial information as of December 31, 2023 and December 31, 2022, and for each of the fiscal years in the three-year period ended December 31, 2023, is incorporated in this prospectus by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2023. See “Where You Can Find More Information.”
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings in amounts, at prices or on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the securities Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders may offer. Each time Equinix, Inc., Equinix Europe 2 Finco or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained
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in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
•
Current Reports on Form 8-K filed on February 16, 2024, February 27, 2024 and March 12, 2024;

•
Annual Report on Form 10-K for the year ended December 31, 2023; and

•
The description of our outstanding common stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relations
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RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.
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USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, capital expenditures, acquisitions, or retirement of debt.
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DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of Equinix, Inc.’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and Equinix, Inc.’s amended and restated certificate of incorporation (our “certificate of incorporation”) and amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above. As used in this section under the heading “Description of Capital Stock”, the terms “we”, “our” and “us” refer to Equinix, Inc. only, unless otherwise indicated or the context otherwise requires.
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.
Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.
When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
Restrictions on Ownership and Transfer
To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.
These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.
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For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.
The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”
The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.
In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.
Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.
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Our certificate of incorporation further prohibits:
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any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

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any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.
Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.
Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.
After receiving notice that the shares have been transferred to the trust, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the
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amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.
The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.
Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.
In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which
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stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

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provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

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provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

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provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

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permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

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provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 15% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware Takeover Statute.   We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the Nasdaq Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the
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corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.
Forum Selection
Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.
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DESCRIPTION OF DEBT SECURITIES
Debt Securities of Equinix, Inc.
Any debt securities Equinix, Inc. may issue will constitute either senior or subordinated debt of Equinix, Inc. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities offered by Equinix, Inc. will be issued under an indenture between Equinix, Inc. and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
Debt Securities of Equinix Europe 2 Financing Corporation LLC
Any debt securities Equinix Europe 2 Finco may issue will constitute either senior or subordinated debt of Equinix Europe 2 Finco. Any debt securities of Equinix Europe 2 Finco that may be offered hereunder will be fully and unconditionally guaranteed by Equinix, Inc. Any debt securities offered by Equinix Europe 2 Finco will be issued under an indenture among Equinix Europe 2 Finco, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix Europe 2 Finco, Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the full and unconditional guarantee by Equinix, Inc. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
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DESCRIPTION OF DEPOSITARY SHARES
Equinix, Inc. may offer depositary shares representing fractional interests in shares or multiple shares of Equinix, Inc.’s preferred stock. The depositary shares may be issued under one or more preferred stock depositary agreements between Equinix, Inc. and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares Equinix, Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if Equinix, Inc. offers depositary shares. For more information on how you can obtain copies of any depositary agreement if Equinix, Inc. offers depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
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DESCRIPTION OF WARRANTS
Equinix, Inc. may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Equinix, Inc. and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
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DESCRIPTION OF PURCHASE CONTRACTS
Equinix, Inc. may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by Equinix, Inc. or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Equinix, Inc. to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Equinix, Inc. may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts Equinix, Inc. may issue may require Equinix, Inc. to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Equinix, Inc.’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
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DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Equinix, Inc. may issue units consisting of one or more purchase contracts, warrants, depositary shares representing preferred stock, debt securities, guarantees of debt securities, shares of preferred stock, shares of common stock or any combination of such securities.
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PLAN OF DISTRIBUTION
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters or dealers;

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in short or long transactions;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by Equinix, Inc. and/or Equinix Europe 2 Finco, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a
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specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, to indemnification by Equinix, Inc., Equinix Europe 2 Finco and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.
Each series of securities other than the common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.
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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
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